Exhibit 10.45

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LICENSE AND COLLABORATION AGREEMENT

DATED AS OF JULY 11, 2008

BY AND BETWEEN

IMMUNOMEDICS, INC.

AND

NYCOMED GmbH

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(continued)

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-ii-

(continued)

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-iii-

(continued)

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-iv-

(continued)

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(continued)

		Page
18.8	No Waiver	76

18.9	Independent Contractors	77

18.10	English Language; Governing Law	77

18.11	Counterparts	77

Exhibits

Exhibit A	Immunomedics Patents

Exhibit B	Transition Plan

Exhibit C	Press Release

Schedules

Schedule 2.3.2	Excluded Third Party Manufacturers

Schedule 4.3.2	Development Plan

Schedule 4.10	Immunomedics R&D Activities Plan

Schedule 7.3	Third Party Competitors

Schedule 7.6.1	Co-Promotion and Detailing Agreement

Schedule 8.3	Forecast

Schedule 8.4	Initial Supply Price

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-vi-

LICENSE AND COLLABORATION AGREEMENT

This License and Collaboration Agreement (this “Agreement”), dated as of July 11, 2008 (the “Execution Date”), is made by and between Immunomedics, Inc., a Delaware corporation (“Immunomedics”) headquartered at 300 American Road, Morris Plains, New Jersey 07950, USA, and Nycomed GmbH, a corporation organized under the laws of Germany (“Licensee”) headquartered at Byk-Gulden-Str. 2 78467 Konstanz, Germany. Immunomedics and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Immunomedics has developed and is currently further developing a pharmaceutical product known as VELTUZUMAB for the treatment of cancer and autoimmune diseases and is seeking a partner to take over responsibility for the development and commercialization of VELTUZUMAB outside of cancer;

WHEREAS, Licensee has significant experience in the development and commercialization of pharmaceutical products in the Territory; and

WHEREAS, Licensee and Immunomedics desire to establish a collaboration for the further development and commercialization of the Product in the Field in the Territory.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following initially capitalized terms shall have the meanings set forth in this ARTICLE 1 or as otherwise defined elsewhere in this Agreement:

“Adverse Event” means any adverse medical occurrence in a human patient or subject who is administered the Product, whether or not considered related to the Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease associated with the use of the Product.

“Advertisement and Promotion Costs” means the Out-of-Pocket Costs paid by Licensee in the Territory (or, in the event Immunomedics exercises the Co-Promotion Option, by either Party in the U.S.), and specifically attributable to, the marketing, advertising and promotion of the Product in the Field, including (i) advertising agency fees, (ii) costs for conducting seminars, (iii) costs for exhibiting at medical conventions and participating in professional medical association meetings, (iv) costs for direct mail, internet programs and journal advertising and (v) costs for creation of Promotional and Educational Materials. For clarity, “Advertisement and Promotion Costs” shall not include any Development Costs or any costs incurred in connection with Detailing or distributing the Product.

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“Affiliate” means any person or entity directly or indirectly controlled by, controlling or under common control with, a Party, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) shall be presumed to exist with respect to a person or entity in the event of the possession, direct or indirect, of (a) the power to direct or cause the direction of the management and policies of such person or entity (whether through ownership of securities, by contract or otherwise), or (b) at least fifty percent (50%) of the voting securities or other comparable equity interests. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the U.S., the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case, such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct or cause the direction of the management and policies of such person or entity. For the avoidance of doubt, neither of the Parties shall be deemed to be an “Affiliate” of the other.

“Bioequivalent Product” means, with respect to ***in a given country *** ***, a *** that contains *** (i) that has been *** that relies in whole or in part *** and *** for the *** as determined by *** in such country and (ii) *** *** *** can be *** in such country.

“BLA” means a (i) biologics license application or new drug application or equivalent application that is filed with the FDA to obtain Product Approval for the Product in the Field in the U.S. or (ii) the equivalent application to the equivalent agency in any other regulatory jurisdiction, the filing of which is necessary to obtain Product Approval for the Product in the Field in such jurisdiction, including an MAA and a ***.

“BLA Filing” means (i) the filing of a BLA for the Product in the Field in the U.S. or (ii) the acceptance of the equivalent application by the equivalent agency in any other regulatory jurisdiction, the filing of which is necessary to obtain Product Approval for the Product in the Field in such jurisdiction, including acceptance of an MAA by the EMEA (or acceptance by the applicable Regulatory Authority in a given country in Europe to the extent mutual recognition or other national approval procedure is utilized) and acceptance of a *** by the ***.

“Change of Control” means with respect to a Party, an event in which: (i) any other person (including any legal entity) or group of persons (including any legal entities) acquires beneficial ownership of securities of such Party representing more than fifty percent (50%) of the voting power of the then outstanding securities of such Party with respect to the election of directors of such Party; or (ii) such Party enters into a merger, consolidation or similar transaction with another person (or legal entity); in each case of *** to the extent *** or *** have *** are ***in ***.

“Clinical Inventory” means those inventories of the finished form of the Subcutaneous Formulation of the Product in clinical primary packaging presentation for use in Clinical Studies.

“Commercialize”, “Commercializing” or “Commercialization” means all activities relating to the marketing, promotion, selling or offering for sale of a product for an indication, including Pre-Marketing, advertising, educating, planning, marketing, promoting, importing, exporting, distributing and post-marketing safety surveillance reporting, and conducting Phase 4 Clinical Trials. For clarity, “Commercialization” shall not include any activities related to research or Development of the Product.

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“***” means with respect to a Party’s obligations under this Agreement, including to Manufacture, Develop or Commercialize the Product, the *** and the *** by such Party for a product ***, of similar *** and at a similar *** but in any event not less than, the level of *** and the *** required to carry out such obligation in a sustained manner *** with respect to such a product. Without limiting the foregoing, *** requires, with respect to such an obligation, that the Party: (i) ***, (ii) *** for carrying out such obligation, and (iii) *** with respect to such objectives.

“Competitive Product” means any *** with a mechanism of action *** for any use in the Field (other than the Product hereunder).

“Control” means, when used in reference to intellectual property, other intangible property, or materials, that a Party owns or has a license or sublicense to such intellectual property, other intangible property or materials, and has the ability to grant a license or sublicense or other right to use to such intellectual property, other intangible property or materials, as applicable, as provided for herein, without (i) requiring the consent of a Third Party or (ii) violating the terms of any agreement or other arrangement with any Third Party.

“Co-Promote” or “Co-Promotion” means those Detailing and promotional activities (including performing sales calls) with respect to the Product undertaken by Immunomedics Sales and Educational Representatives to encourage appropriate prescribing of the Product.

“Core Immunomedics Patents” means those Immunomedics Patents that specifically cover the Product in the Field or otherwise specifically provide exclusivity for the Product in the Field and which are set forth in Part A of Exhibit A, together with (a) all *** thereof, (b) all *** thereof, (c) all patents issuing on any of the foregoing, and all *** thereof, and (d) all *** and *** of any of the foregoing, as such Part A of Exhibit A may be updated in accordance with Section 10.3.4(a).

“Detail” means, with respect to the Product in the Field, the communication by a Sales and Educational Representative during a sales or education call (a) involving ***, (b) describing the *** which have been approved by the applicable Regulatory Authorities and *** of the Product, (c) using the Promotional and Educational Materials in an effort to increase the familiarity of *** with the Product for the *** which have been approved by the applicable Regulatory Authorities and (d) made at such *** primarily for the Product in the Field, where the *** is to place an emphasis, ***, on the Product and not simply to discuss the Product with such ***. For the avoidance of doubt, discussions at conventions or other meetings not specifically sponsored by a Party for the Product shall not constitute “Details” or “Detailing”.

“Develop”, “Developing” or “Development” means all activities relating to research, non-clinical, preclinical and clinical testing, development of test methods, stability testing, toxicology testing, formulation development, process development, manufacturing process validation, quality assurance activities, quality control activities, qualification and validation activities, scale-up and/or analytic process development, statistical analysis and reporting,

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preparation and submission of applications for regulatory approval of a Product, and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining all regulatory approvals for a product. For clarity, “Development” shall exclude Phase 4 Clinical Trials.

“Development Activities” means those Development activities undertaken by or on behalf of Licensee or its Affiliates with respect to the Product in the Field, including any Development activities undertaken by Immunomedics on behalf of Licensee in accordance with the Development Plan.

“Development Costs” means the costs and expenses incurred after the Execution Date by a Party or its Affiliates attributable to, or reasonably allocable to, the Development of the Product hereunder, including costs of preparing and submitting Regulatory Materials and obtaining Regulatory Approval, costs of conducting pre-clinical and clinical studies prior to Product Approval. For the avoidance of doubt, Development Costs shall not include costs or expenses related to Manufacturing, costs or expenses related to *** or costs and expenses related to the *** in the IV Formulation.

“Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

“Drug Substance” means the Product which has been *** and can be ***.

“EMEA” means the European Medicines Agency or its successor.

“FDA” means the U.S. Food and Drug Administration or its successor.

“FDA Approval” means the approval of a BLA by the FDA for the Product in the U.S.

“FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act.

“Field” means the treatment, palliation or prevention of non-cancer indications such as autoimmune and inflammatory diseases in humans using the Subcutaneous Formulation of the Product. For purposes of this Agreement, “autoimmune and inflammatory diseases” include, but are not limited to rheumatoid arthritis, ***, ***, ***, ***, ***, idiopathic thrombocytopenic purpura, ***, ***, *** and ***. For the avoidance of doubt, Field shall not include any oncology indications.

“First Commercial Sale” means, with respect to the Product, the first sale of the Product in a given country or other regulatory jurisdiction in the Territory by or on behalf of Licensee, or any of its Affiliates or sublicensees, to a Third Party, after receipt of Regulatory Approval for the Product in such country or regulatory jurisdiction.

“Good Clinical Practices” or “GCPs” means, as applicable, (i) the then-current standards, practices and procedures promulgated or endorsed by the FDA for the design, conduct, performance, monitoring, auditing, recording, analyses, and reporting of clinical trials, including the requirements set forth in 21 C.F.R. Parts 11, 50, 54, 56, 312, and 314 and including any related regulatory requirements imposed by the FDA, and (ii) any comparable regulatory standards, practices and procedures in jurisdictions outside of the U.S., in each case as they may

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be updated from time to time, that provide assurance that the data and reported results are credible and accurate, and that the rights, integrity, and confidentiality of trial subjects are protected.

“Good Laboratory Practices” or “GLPs” means, as applicable, (i) the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and (ii) any comparable regulatory standards in jurisdictions outside the U.S., in each case as they may as they may be updated from time to time.

“Good Manufacturing Practices” or “GMPs” means, as applicable, (i) the then-current good manufacturing practices required by the FDA, as defined in 21 C.F.R. Parts 210 and 211 and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and (ii) any comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials in jurisdictions outside the U.S., in each case as they may be updated from time to time.

“Governmental Authority” means any multinational, federal, state, local, municipal or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal), in each case, having jurisdiction over the applicable subject matter.

“ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

“Immunomedics Invention” means an Invention that is discovered, made or conceived, by an employee of Immunomedics or any of its Affiliates or a person under an obligation of assignment to Immunomedics or its Affiliates.

“Immunomedics Know-How” means all (i) Immunomedics Inventions and (ii) technical information and know-how Controlled by Immunomedics (including all biological, chemical, pharmacological, toxicological, clinical, assay and related know-how and trade secrets, and all manufacturing data, the specifications of ingredients, the manufacturing processes, specifications, sourcing information, assays, quality control and testing procedures, and related know-how and trade secrets); in each case that is *** for the Manufacture, Development or Commercialization of the Product in the Field in the Territory.

“Immunomedics Manufacturing Know-How” means all Immunomedics Know-How that is *** for the Manufacture of the Product for use in the Field.

“Immunomedics Patent” means (x) all Patents covering any Immunomedics Invention and (y) the Patents Controlled by Immunomedics as of the Effective Date, in each case listed on Exhibit A, as such exhibit may be updated from time to time in accordance with Section 10.3.4, including but not limited to the Core Immunomedics Patents, and in each case (a) any *** thereof, (b) all *** thereof or any other *** to (i) any of the Patents mentioned under (x) and (y) or (ii) any *** from which the Patents mentioned under (x) and (y) ***, and (c) all patents issuing on any of the foregoing, and any *** thereof, together with all ***, or *** of any of the foregoing, and any *** thereof; in each case that are *** for the Manufacture, Development or Commercialization of the Product in the Field in the Territory.

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“Immunomedics Technology” means Immunomedics Patents and Immunomedics Know-How.

“IMPD” means an Investigational Medicinal Product Dossier for the Product.

“IND” means (i) an Investigational New Drug Application as defined in the FD&C Act or (ii) the equivalent application to the equivalent agency in any other regulatory jurisdiction outside the U.S., the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

“Indication” means the use of the Product for the *** of a given non-cancer disease in humans.

“Invention” means any writing, invention, discovery, improvement, technology or other know-how (in each case, ***) that is discovered, made or conceived under this Agreement during the Term.

“ITP” means idiopathic thrombocytopenic purpura.

“IV Formulation” means the formulation of the Product for intravenous administration.

“***” means an application that is filed with the *** to obtain Product Approval for the Product in the ***.

“*** Approval” means the approval of a *** by the *** for the Product in ***.

“Joint Invention” means an Invention that is discovered, made or conceived jointly by an employee of, or person under an obligation of assignment to, each of Immunomedics and Licensee or their respective Affiliates.

“Laws” means all applicable laws, statutes, rules, regulations, ordinances, guidelines and other pronouncements having the effect of law of any Governmental Authority.

“Licensee Invention” means an Invention that is discovered, made or conceived, solely or jointly with a Third Party, by an employee of Licensee or any of its Affiliates or a person under an obligation of assignment to Licensee or its Affiliates.

“Licensee Know-How” means all (i) Licensee Inventions and (ii) technical information and know-how Controlled by Licensee (including all biological, chemical, pharmacological, toxicological, clinical, assay and related know-how and trade secrets, and all manufacturing data, the specifications of ingredients, the manufacturing processes, specifications, sourcing information, assays, quality control and testing procedures, and related know-how and trade secrets); in each case that is *** for the Manufacture, Development or Commercialization of the Product in the Field or the Oncology Field in the Territory; in each case that is *** for the Manufacture, Development or Commercialization of the Product in the Field or the Oncology Field in the Territory.

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“Licensee Patent” means (x) all Patents covering any Licensee Invention and (y) the Patents Controlled by Licensee as of the Effective Date, in each case, (a) any ***, (b) all *** or any other patent application *** (i) any of the Patents mentioned under (x) and (y) or (ii) any patent or patent application from which the Patents mentioned under (x) and (y) ***, and (c) all patents issuing on any of the foregoing, and any ***, together with all registrations, reissues, re-examinations, renewals, supplemental protection certificates, or extensions of any of the foregoing, and any ***; in each case that are *** for the Manufacture, Development or Commercialization of the Product in the Field or the Oncology Field in the Territory.

“Licensee Technology” means Licensee Patents and Licensee Know-How.

“Major EU Countries” means ***, ***, ***, *** and ***.

“Major Market Country” means ***, ***, ***, *** and any of the ***.

“Manufacture” or “Manufacturing” means all activities related to the manufacturing of the Product, or any ingredient thereof, establishment or enhancement of manufacturing procedures including in-process and finished product testing, release of product, quality assurance activities related to manufacturing and release of product, Packaging and Labeling (whether in commercial or clinical packaging presentation) and ongoing stability tests and regulatory activities related to any of the foregoing.

“Manufacturing Documentation” means any and all material documentation that is *** and *** the manufacture of the Product, including *** and *** for the Product, ***for ***and***and ***, in each case, to the extent under the Control of Immunomedics or its Affiliates.

“Marketing Authorization Application” or “MAA” means an application that is filed with the EMEA under the centralized European procedure to obtain Product Approval for the Product in the EU, or an application filed with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

“Master Cell Bank” means Immunomedics’ reference deposit or collection of vials of the *** VELTUZUMAB ***.

“MAA Approval” means the approval of a MAA by the EMEA for the Product in the EU, or Product Approval from the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

“***” means the *** (or other applicable Regulatory Authority in *** for submitting for marketing approval for pharmaceutical products), or its successor.

“Net Sales” means the gross amount invoiced by or on behalf of Licensee or any of its Affiliates or their respective sublicensees on account of sales of the Product, less the following deductions specifically and solely related to the Product and actually allowed:

(a)	***;

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(b)	***;

(c)	***;

(d)	***; and

(e)	***.

For clarity, (i) Net Sales shall not be reduced by ***whether they are *** thereof) or for ***or any other ***set forth in (a) through (e) above and (ii) the ***of ***or ***with respect to the *** to a *** shall not be deducted in calculating Net Sales. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but which are separately charged to, and paid by, Third Parties shall not be deducted from the invoice price in the calculation of Net Sales. In the case of any sale of the Product for value other than in an arm’s length transaction exclusively for cash, such as barter or counter-trade, Net Sales shall be determined by referencing Net Sales at which substantially similar quantities of the Product are sold in an arm’s length transaction for cash.

Notwithstanding the foregoing, amounts billed by Licensee or it’s Affiliates or their respective sublicensees for the sale of Product among Licensee, its Affiliates or their respective sublicensees for resale shall not be included in the computation of Net Sales hereunder. Net Sales shall be accounted for in accordance with the generally accepted accounting principles in the U.S (the “GAAP”), consistently applied. For purposes of determining Net Sales, the Product shall be deemed to be sold when invoiced. Any price discounts offered by Licensee or its Affiliates or their respective sublicensees to purchasers of the Product will not exceed in the aggregate the discount levels customary in the industry for products that are comparable to the Product at a similar stage in the product life cycle. Licensee and its Affiliates and their respective sublicensees will sell the Product ***and will not sell the Product***or***that include *** to the extent required to obtain sales contracts with government entities, and in such case, the price of the Product relevant for the calculation of Net Sales will be the average price in the preceding calendar quarter of the Product *** less the average discount of all products ***.

“Oncology Field” means the treatment, palliation or prevention of the onset and/or control of cancer in humans using the IV Formulation of the Product.

“Out-of-Pocket Costs” means costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with GAAP) by either Party.

“Packaging and Labeling” means final labeling and packaging of Product (whether in clinical or commercial packaging presentation) for use in the Field in the Territory, including insertion of materials such as patient inserts, patient medication guides, and professional inserts and any other written, printed or graphic materials accompanying the Product, considered to be part of the finished packaged Product, and all testing and release thereof.

“Patents” means patents and patent applications and (a) any *** thereof, (b) all *** thereof or any other patent application *** to (i) any such patents or patent applications or (ii) any patent or patent application from which such patents or patent applications ***, and (c) all patents issuing on any of the foregoing, and any *** thereof, together with all ***, ***, ***, ***, ***, or *** of any of the foregoing, and any *** thereof.

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“Patent Term Extension” means any term extensions, supplementary protection certificates, Regulatory Exclusivity and equivalents thereof offering patent protection beyond the initial term with respect to any issued Patents.

“Phase 2 Clinical Trial” means a clinical study conducted to preliminarily evaluate the effectiveness of the pharmaceutical product for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the drug.

“Phase 3 Clinical Trial” means one or more clinical trial(s) on a number of patients for a particular indication, which trial(s) is designed to (i) establish that a drug is safe and efficacious for such indication, (ii) define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed and (iii) support approval of an application to a Regulatory Authority for the commercial sale of such drug.

“Phase 4 Clinical Trials” means studies that are conducted to delineate additional information about a pharmaceutical product’s risks, benefits, and optimal use, commenced after receipt of Product Approval for a product in the indication for which such trial is being conducted.

“Pivotal Trial” means a clinical trial that is designed or intended to support Product Approval.

“Pre-Marketing” means all sales and marketing activities undertaken prior to and in preparation for the launch of the Product in a given country or other regulatory jurisdiction in the Territory. Pre-Marketing shall include advertising, education, product-related public relations, health care economic studies, sales force training and other pre-launch activities prior to the First Commercial Sale of the Product in the Field in a given country or other regulatory jurisdiction in the Territory.

“Pricing Approval” means the approval, agreement, determination or decision from a Governmental Authority establishing the price or reimbursement for the Product for sale in a given country or regulatory jurisdiction, as required by applicable Law in such country or other regulatory jurisdiction prior to the sale of the Product in the Field in such country or regulatory jurisdiction.

“Product” means VELTUZUMAB in all formulations and doses.

“Product Approval” means the approval of a Governmental Authority necessary for the marketing and sale of the Product in a given country or regulatory jurisdiction, which includes FDA Approval in the U.S., MAA Approval in the EMEA and *** Approval in *** (but shall not include, any Pricing Approvals).

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“Product Complaint” means any written, verbal or electronic expression of dissatisfaction regarding the Product in the Territory, including reports of actual or suspected product tampering, contamination, mislabeling or inclusion of improper ingredients.

“Promotional and Educational Materials” means all written, printed, video or graphic advertising, promotional, educational and communication materials (other than the Product labels and package inserts) for marketing, advertising and promotion of the Product in the Field in the Territory, for use (a) by a Sales and Educational Representative or (b) in advertisements, web sites or direct mail pieces.

“Quality Agreement” means an agreement between the Parties describing the required quality and other technical aspects of the Clinical Inventory and the supply of Product by Immunomedics to Licensee in accordance with ARTICLE 8.

“Regulatory Approvals” means all necessary approvals (including Product Approvals and supplements and amendments thereto and Pricing Approvals), licenses, registrations or authorizations of any Governmental Authority, necessary for the manufacture, distribution, use and sale of the Product in the Field in a given country or regulatory jurisdiction.

“Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or regulatory jurisdiction, including in the U.S., the FDA.

“Regulatory Data” means any and all research data, pharmacology data, chemistry, manufacturing and control data, preclinical data, clinical data and all other documentation submitted, or required to be submitted, to Regulatory Authorities in association with regulatory filings for the Product in the Field (including any Drug Master Files (DMFs), chemistry, manufacturing and control data, or similar documentation).

“Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority that are necessary in order to Develop, Manufacture, market, sell or otherwise Commercialize the Product in the Field in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, BLAs, and applications for other Product Approvals.

“Sales and Educational Representative” means an individual who is employed by or on behalf of a Party or its Affiliates and who performs Details and other promotional or educational efforts with respect to the Product in the Field.

“Samples” means Product packaged and distributed as a complementary trial for use with patients in the Field in the Territory and in accordance with applicable Law and free goods provided for this purpose through coupons or other mechanisms.

“***” means the current *** Clinical Trial evaluating subcutaneously administered VELTUZUMAB to patients with *** or equivalent trial or *** or equivalent trial.

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“Serious Adverse Event” means any Adverse Event occurring at any dose that: (a) results in death or threatens life; (b) results in persistent or significant disability/incapacity; (c) results in or prolongs hospitalization; (d) results in a congenital anomaly or birth defect; or (e) is otherwise medically significant.

“Subcutaneous Formulation” means the formulation of the Product for subcutaneous administration.

“Territory” means all countries in the world.

“Third Party” means any entity other than Immunomedics or Licensee or their respective Affiliates.

“Transition Plan” means the plan attached as Exhibit B.

“U.S.” means the United States of America and its possessions and territories.

“Valid Claim” means (a) a claim of an issued and unexpired Patent that has not been disclaimed, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken or (b) a claim included in a pending patent application whether filed before or after the Execution Date and that has not been (i) canceled, (ii) withdrawn from consideration, (iii) finally determined to be unallowable by the applicable governmental authority (from which no appeal is or can be taken), or (iv) abandoned or disclaimed.

“VELTUZUMAB” means humanized anti-CD20 antibody, also known as IMMU-106 and hA20.

Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include”, “includes” and “including” are not limiting; (b) “hereof”, “hereto”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) words of one gender include the other gender; (d) references to a contract or other agreement mean such contract or other agreement as from time to time amended, modified or supplemented; (e) references to a person or entity are also to its permitted successors and assigns; (f) references to an “Article”, “Section”, “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement, unless expressly stated otherwise; and (g) references to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the date of this Agreement.

Additional Definitions. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

Term	Section
“AAA”	17.3
“Agreement”	Preamble

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“Audited Party”	9.11
“Auditing Party”	9.11
“Audits”	9.11
“Best Knowledge”	11.2
“Business Combination Transaction”	16.4.2
“***”	7.3
“Co-Promotion and Detailing Agreement”	7.6.1
“Co-Promotion Option”	7.1
“Commercialization Budget”	6.3.1(b)(i)
“Commercialization Data”	6.7
“Commercialization Plan”	6.3.1
“Confidential Information”	13.1
“Controlling Party”	10.5.1
“Development Budget”	4.3.1(c)
“Development Data”	4.6.2
“Development Plan”	4.1
“Disclosing Party”	13.1
“Effective Date”	16.2
“Exchange Act”	16.3.1
“Execution Date”	Preamble
“Executive Officer”	17.2
“Existing Development Data”	4.6.1
“Filing Party”	5.4.4
“HSR Act”	16.1.1
“Immunomedics”	Preamble
“Immunomedics New Development Data”	4.6.2
“Immunomedics R&D Activities”	4.10
“Immunomedics R&D Activities Plan”	4.10
“Immunomedics Regulatory Materials”	5.2
“Indemnified Party”	12.3.1
“Indemnifying Party”	12.3.1
“Infringement Claim”	10.5.1
“Initial Supply Price”	8.4
“ITP Study”	4.10.2
“Joint Collaboration Know-How”	10.1.1
“Joint Collaboration Patents”	10.1.1
“Joint Collaboration Technology”	10.1.1
“Lead Prosecuting Party”	10.4.1
“Licensee”	Preamble
“Licensee New Development Data”	4.6.2
“Licensee Regulatory Materials”	5.3.1
“Losses”	12.1
“Milestone Notification Notice”	9.2
“New Development Data”	4.6.2
“Option Exercise Notice”	7.1

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“Party” or “Parties”	Preamble
“Patent Challenge”	10.9.1
“Patent Cost Budget”	10.3.2(c)
“Post-Royalty Term”	9.3.2
“Profit”	7.5(d)
“Product Trade Dress”	6.6.1
“Product Trademark”	6.6.1
“Recall”	5.8.1
“Receiving Party”	13.1
“Requesting Party”	5.4.4
“Royalty Term”	9.3.2
“Specialists”	6.3.2(a)
“Supply Price”	8.4
“Term”	14.1
“Third Party Amounts”	9.5
“Third Party Claim”	12.1
“U.S. BLA Submission Notice”	7.1
“Voting Securities”	16.3.1
“Upfront Payment”	9.1.1

ARTICLE 2

LICENSES

2.1 Grant to Licensee. Subject to the terms and conditions of this Agreement, Immunomedics hereby grants to Licensee, (i) a co-exclusive license or sublicense, as applicable, under the Immunomedics Technology and Immunomedics’ interest in Joint Collaboration Technology to Develop the Product for Commercialization in the Field in the Territory, (ii) a co-exclusive right under the Immunomedics Technology, and Immunomedics’ interest in Joint Collaboration Technology and the Immunomedics Manufacturing Know-How to Manufacture the Product in the Field in the Territory and (iii) subject to Section 7.1, an exclusive, royalty-bearing license or sublicense, as applicable, under the Immunomedics Technology and Immunomedics’ interest in Joint Collaboration Technology to Commercialize the Product in the Field in the Territory. For clarity, the license granted by Immunomedics to Licensee in the forgoing sentence is exclusive, except that with respect to the foregoing clause (i), Immunomedics retains rights to Develop the Product in the Field solely for the purpose of fulfilling its obligations under this Agreement and as more specifically set forth in ARTICLE 4, and, with respect to the foregoing clause (ii), Immunomedics retains rights to Manufacture the Product in the Field solely for the purpose of fulfilling its obligations under this Agreement and as more specifically set forth in ARTICLE 8.

2.2 Grants to Immunomedics. Subject to the terms and conditions of this Agreement, Licensee hereby grants to Immunomedics an exclusive license, or sublicense, as applicable, under the Licensee Technology, with the right to sublicense without the consent of Licensee, to Develop and Manufacture the Product for Commercialization in the Oncology Field, and to Commercialize the Product in the Territory in the Oncology Field.

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2.3 Right to Sublicense or Subcontract.

2.3.1 General Right of Licensee to Sublicense or Subcontract. Except as set out in Section 2.3.2 below, the rights granted to Licensee by Immunomedics pursuant to Section 2.1 shall include the right to grant sublicenses without the consent of *** of any such *** any such ***.

2.3.2 Consent Required to Sublicense. Licensee shall be required to obtain the prior written consent of Immunomedics, *** (i) *** or ***in a*** (ii) or ***or***to any ***in***. If Licensee intends to sublicense the rights or activities referenced in the foregoing clause (i) or (ii) of this Section, Licensee shall disclose to Immunomedics the identity of the potential sublicensee. Immunomedics shall within *** *** give its consent to such sublicense as applicable; provided however that Immunomedics shall have the right to withhold such consent if Immunomedics in good faith determines that the potential sublicensee is a competitor or that such sublicense would cause a material adverse effect to Immunomedics; provided further, that in the event of such a determination by Immunomedics, then Immunomedics shall demonstrate to Licensee the reasons for such determination. In the event that Immunomedics does not demonstrate the reasons for its determination to withhold consent to such proposed sublicense within the *** *** period, Immunomedics shall be deemed to have given its consent with respect to such sublicense.

2.3.3 Conditions of Sublicense. Each sublicense granted by Licensee to a permitted sublicensee pursuant to Section 2.3 shall be subject and subordinate to the terms and conditions of this Agreement and shall contain terms and conditions consistent with those in this Agreement and shall not in any way diminish, reduce or eliminate any of Licensee’s obligations under this Agreement. Each sublicense agreement with permitted sublicensees shall include the following provisions: (i) a requirement that such sublicensee submit applicable sales or other reports consistent with the requirements set forth in Section 6.3.1, (ii) a requirement to keep books and records, and permit Immunomedics to audit (either directly or through an independent auditor) such books and records, consistent with the requirement set forth in Section 9.11, (iii) a requirement that such sublicensee comply with the confidentiality and non-use provisions of ARTICLE 13 with respect to both Parties’ Confidential Information, (iv) a requirement to comply with all other applicable terms of this Agreement, (v) a provision prohibiting such sublicensee from further sublicensing and (vi) a requirement that each sublicensee permit Immunomedics to inspect its facilities consistent with the requirements set forth in Section 4.8. Licensee shall provide Immunomedics with a copy of each such sublicense agreement within *** *** after the execution thereof.

2.3.4 Liability for Sublicensees and Subcontractors. Licensee shall ensure that each of its permitted sublicensees and subcontractors accepts and complies with all of the applicable terms and conditions of this Agreement as if such permitted sublicensees or subcontractors were a party to this Agreement. Additionally, Licensee shall ensure that each of its Affiliates to which it sublicenses any of the licenses hereunder complies with all of the applicable terms and conditions of this Agreement. Licensee shall remain fully responsible for its Affiliates’ and sublicensees’ and subcontractors’

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performance under this Agreement. For the avoidance of doubt, Licensee will remain directly responsible for all amounts owed to Immunomedics under this Agreement, including royalty payments for Net Sales by Licensee’s sublicensees and subcontractors. Licensee hereby expressly waives any requirement that Immunomedics exhaust any right, power or remedy, or proceed against a subcontractor or sublicensee, for any obligation or performance hereunder prior to proceeding directly against Licensee.

2.4 Additional Licensing Provisions.

2.4.1 License to Subcutaneous Formulation; License to IV Formulation. If at any time during the term of this Agreement (i) Immunomedics desires a license to the Subcutaneous Formulation to Develop, Commercialize or Manufacture the Product for use in the Oncology Field or (ii) Licensee desires a license to the IV Formulation to Develop, Commercialize or Manufacture the Product for use in the Field, the Parties shall negotiate in good faith with respect to the terms and conditions of such license. ***.

2.4.2 Negotiation Right for Immunomedics Technology. Immunomedics Technology obtained or acquired by Immunomedics from Third Parties after the Execution Date is not included in the license set forth in Section 2.1. If Immunomedics acquires or obtains such Immunomedics Technology and determines in good faith that such Immunomedics Technology has applicability to the Product in the Field in the Territory, it shall notify Licensee together with a summary of such Immunomedics Technology. The summary shall include all necessary information to evaluate the technology If Licensee desires to receive a license under any such Immunomedics Technology to Develop, Commercialize and Manufacture the Product in the Field in the Territory, then it shall provide written notice to Immunomedics within *** business days of such notice by Immunomedics and, following Immunomedics’ receipt thereof, the Parties shall negotiate in good faith *** *** terms under which such a license would be granted, including *** Notwithstanding the foregoing, Licensee shall in any event have a license to Develop, Manufacture and Commercialize the Product in the Field in the Territory, as set out in the Development Plan, the Commercialization Plan and the terms of this Agreement.

2.4.3 Negotiation Right for Licensee Technology. Licensee Technology obtained or acquired by Licensee from Third Parties after the Execution Date is not included in the license set forth in Section 2.2. If Licensee acquires or obtains such Licensee Technology and determines in good faith that such Licensee Technology has applicability to the Product in the Oncology Field in the Territory, it shall notify Immunomedics together with a summary of such Licensee Technology. The summary shall include all necessary information to evaluate the technology. If Immunomedics desires to receive a license under any such Licensee Technology to Develop, Commercialize and Manufacture the Product in the Oncology Field in the Territory, then it shall provide written notice to Licensee within *** of such notice by Licensee and, following Licensee’s receipt thereof, the Parties shall negotiate in good faith *** terms under which such a license would be granted, including ***

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2.4.4 Negative Covenant. Licensee covenants that it will not use or practice any of the Immunomedics Technology except for the purposes expressly permitted in the applicable license grant (and for clarity, Licensee shall not use or practice any of the Immunomedics Technology in any manner with respect to the Product in the Oncology Field or in any cancer indications).

2.4.5 No Implied Licenses; Retained Rights.

(a) Licenses Granted by Immunomedics. Except as explicitly set forth in this Agreement, Immunomedics does not grant any license, express or implied, under its intellectual property rights to Licensee, whether by implication, estoppel or otherwise. Without limiting the generality of the foregoing, Immunomedics hereby expressly retains, on behalf of itself and its Affiliates, licensees and sublicensees, all right, title and interest in and to the Immunomedics Technology, Existing Development Data, New Immunomedics Development Data and Regulatory Materials of Immunomedics with respect to (a) pharmaceutical products other than the Product, (b) all IV Formulations of the Product, (c) use of the Product for the conduct of the ITP Study and for the conduct of the Immunomedics R&D Activities, (d) all uses of the Product within the Oncology Field, (including the conduct of the ***) including developing, making, using, importing, exporting offering for sale and selling the Product for in the Oncology Field, including collaborating with, pursuing and granting licenses to Third Parties with respect to the Product in the Oncology Field, (e) research with respect to the Product, including within the Field, (f) exercising its rights and performing its obligations hereunder and (g) from and after the end of the Term, developing (including obtaining and maintaining Regulatory Approval), making, using, importing, exporting, offering for sale and selling the Product in the Field in the Territory.

2.4.6 Licenses Granted by Licensee. Except as explicitly set forth in this Agreement, Licensee does not grant any license, express or implied, under its intellectual property rights to Immunomedics, whether by implication, estoppel or otherwise. Without limiting the generality of the foregoing, Licensee hereby expressly retains, on behalf of itself and its Affiliates, licensees and sublicensees, all right, title and interest in and to the Licensee Technology, New Licensee Development Data and Regulatory Materials of Licensee with respect to all uses of the Product within the Field, including developing, making, using, importing, exporting offering for sale and selling the Product in the Field in the Territory.

2.5 Non-Competition. Licensee hereby covenants not to research, develop (including submitting any applications for regulatory approval), manufacture or commercialize, during the Term, any Competitive Product, either on its own, with or through any Affiliate, or in collaboration with a Third Party, in each case other than with respect to the Development, Manufacture and Commercialization of the Product in the Field in the Territory pursuant to this Agreement ***that ***of the ***shall not ***unless such *** hereby covenants *** or *** a *** earlier than ***after the ***, provided, however ***shall ***unless such ***. For clarity, *** acknowledges and agrees that***, is not *** a ***.

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ARTICLE 3

PRODUCT UPDATES; PARTY DISCUSSIONS

3.1 Product Updates.

3.1.1 General. With respect to each country in the Territory (and with respect to the Territory as a whole or any portion thereof, to the extent applicable), Licensee shall prepare and deliver to Immunomedics, at least once per *** during the Term, a written report (which written report shall contain reasonable detail with respect to the activities described therein, and at a minimum, in such detail as is reasonably necessary for Immunomedics to confirm Licensee’s compliance with its obligations under this Agreement) describing: (a) for the immediately preceding ***, (i) any and all Development Activities conducted by or on behalf of Licensee hereunder, including all Development Costs incurred in connection therewith (as well as a comparison of such costs to the Development Budget and such activities to the Development Plan), (ii) any and all regulatory activities with respect to the Product in the Field in the Territory, including the status of any Regulatory Approvals for the Product in the Field Territory and any material communications with, or submissions to, any Regulatory Authority, and (iii) any and all Commercialization activities with respect to the Product in the Field in the Territory, *** (b) for the next ***, including the *** during which such report is delivered, (i) any and all Development Activities which are in-process or anticipated to be conducted by or on behalf of Licensee hereunder, including all Development Costs anticipated to be incurred in connection therewith, (ii) any and all regulatory activities with respect to the Product in the Field in the Territory which are in-process or anticipated to be conducted by or on behalf of Licensee hereunder, including any BLAs or other material regulatory filings or submissions intended to be made, and (iii) any and all Commercialization activities with respect to the Product in the Field in the Territory which are in-process or anticipated to be conducted by or on behalf of Licensee hereunder, *** (c) a general description of the market conditions and sales information with respect to the Product in the Field in the Territory; and (d) any other material developments with relating to the Development, Manufacturing or Commercialization of the Product in the Field in the Territory. *** that Licensee (or any of its Affiliates or sublicensees) has deployed in the Territory (broken down on a country-by-country basis). The foregoing report shall be in such form as may be reasonably requested by Immunomedics from time to time.

3.1.2 Special Reports. In furtherance of the foregoing, Licensee shall on an on-going basis inform Immunomedics in writing of any decisions or activities with respect to the Product by Licensee relating to the pursuit of additional Indications in the Field, the reporting and sharing of safety and adverse event information and product branding strategies, and terms and conditions of sale, including Product pricing guidelines. Immunomedics acknowledges and agrees that Licensee, in its sole discretion, shall determine pricing guidelines and sales prices for the Product in the Field.

3.1.3 Requests from Immunomedics. Licensee shall submit in writing to Immunomedics such other reports as Immunomedics may reasonably request from time to time during the Term with respects to the Product in the Field in the Territory, including the Development, Manufacturing and Commercialization activities undertaken by Licensee for the Product in the Field in the Territory. However, Licensee shall only have the obligation***.

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3.2 Product Discussions. In the event that Immunomedics desires to discuss any matter related to the Product in the Field in the Territory, or the Development, Manufacture or Commercialization thereof by Licensee hereunder (including, the contents of any Development Plan or Commercialization Plan), Immunomedics shall notify Licensee thereof (including a brief description of the matters to be discussed) and the Parties shall meet within *** to discuss such matters, provided that Immunomedics has a right to call such meetings no more than ***. At any such meeting, each Party shall make available such employees who have appropriate expertise and seniority with respect to the matters to be discussed. Such meetings may be held in-person (to the extent requested by either Party), or by teleconference or videoconference or other means whereby the representatives of each of the Parties can hear each other; provided, however that to the extent that any in-person meetings are held, such in-person meetings shall alternate between offices of Immunomedics and Licensee (or such other place as the Parties may agree). In all such meetings, the Parties shall discuss in good faith the applicable matters, and Licensee shall consider in good faith all comments and positions of Immunomedics with respect to the Product in the Field in the Territory, and the Development, Manufacture or Commercialization thereof, as applicable. ***

ARTICLE 4

DEVELOPMENT

4.1 Overview of Development. In connection with the Development of the Product for use in the Field in the Territory, the Parties shall conduct the Development Activities pursuant to a comprehensive development plan (the “Development Plan”). Subject to the terms and conditions of this Agreement, the Parties shall collaborate with respect to the Development of the Product for use in the Field in the Territory as set forth in the Development Plan. Each Party shall conduct the Development Activities in accordance with the Development Plan as provided in this ARTICLE 4 and the terms of this Agreement.

4.2 Objectives under the Development Plan.

4.2.1 Development Activities. Licensee shall use *** to Develop the Product for Commercialization in the Field in the Territory. Without limiting the foregoing, Licensee shall carry out the Development Activities as set forth in the Development Plan.

4.2.2 Compliance. Licensee shall conduct the Development Activities in a manner consistent with sound and ethical business and scientific practices, and in compliance with all applicable Laws, GCPs and GLPs.

4.3 Development Plan and Development Budget.

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4.3.1 General. The Development Plan shall set forth, among other things, the following:

(a) any ***, in each case, together with all ***, with respect to the Product in the Field in the Territory;

(b) all *** and other *** of obtaining and maintaining Regulatory Approvals for the Product in the Field in each country or regulatory jurisdiction in the Territory;

(c) a detailed annual budget for all Development Costs for the activities in the applicable Development Plan (the “Development Budget”);

(d) the *** such Development Activities; and

(e) the *** for *** Regulatory Materials and for *** Regulatory Approval in the Field in the Territory.

4.3.2 Initial Development Plan. The initial Development Plan for the Product for the *** of this Agreement *** is attached to this Agreement as Schedule 4.3.2.

4.3.3 Updating and Amending Development Plan and Development Budget. On or before *** during the Term, or at Licensee’s *** request Licensee shall update and submit to Immunomedics for its review and comment the Development Plan (including the Development Budget contained herein) which shall cover the Development Activities to be conducted during the upcoming ***, and Licensee shall, on ***, review and update, as appropriate, the then-current Development Plan (including the Development Budget) to reflect any changes, reprioritizations of, or additions to the Development Plan, in each case for review and comment by Immunomedics. Licensee shall consider any comments of Immunomedics to any such Development Plan (including any updates and amendments thereto) in good faith. The Parties acknowledge that the initial Development Plan (and Development Budget) sets forth a *** for Development of the Product in the Field, and that the Parties will cooperate in seeking scientific advice from Governmental Authorities with respect to the Development of the Product in the Field. *** for its review and comment in accordance with this Section 4.3.3. The Development Plan shall not be amended with respect to any Development Activities to be undertaken by Immunomedics without the prior written consent of Immunomedics, such consent not to be unreasonably withheld. Licensee acknowledges and agrees that the ITP Study shall not be deleted, replaced, slowed down or otherwise adversely affected, except to the extent caused by safety issues with respect to the Product in ITP in the Field.

4.4 Development Costs.

4.4.1 Development Activities. Licensee shall be responsible for one hundred percent (100%) of the Development Costs (whether incurred by Licensee, Immunomedics or its respective Affiliates) for the Product in the Field.

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4.4.2 Payment and Reimbursement of Development Costs. If ***, incurs any Development Costs during the Term, such Development Costs, if any, shall be reimbursed by *** and *** in accordance with Section 9.9 provided, however, that *** shall reimburse *** for such Development Costs ***. The Parties acknowledge and agree that Licensee shall not be responsible for any costs or expenses incurred by Immunomedics prior to the Execution Date related to the research and development of the Product in the Field.

4.5 Records and Information.

4.5.1 General. Licensee shall maintain (and shall cause its Affiliates and sublicensees to maintain) current and accurate records of all work conducted by or on behalf of it under the Development Plan and all data and other information resulting from such work. Such records shall properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and intellectual property purposes. Licensee shall document (and shall cause its Affiliates and sublicensees to document) all preclinical studies and clinical trials to be conducted pursuant to the Development Plan in formal written study reports according to applicable national and international (e.g., ICH, GCP and GLP) guidelines. Licensee shall give Immunomedics an adequate opportunity, in any event not less than *** to review and comment on the drafts of reports resulting from activities conducted under the Development Plan.

4.5.2 Access to Records. Immunomedics shall have the right to review all records under the Development Plan maintained by or on behalf of Licensee (or any of its Affiliates, sublicensees or subcontractors) at reasonable times, upon written request.

4.6 Development Data.

4.6.1 Existing Development Data. Subject to the rights and licenses granted to Licensee herein, Immunomedics shall continue to be the owner of all clinical data related to the Product in the Field Controlled by Immunomedics as of the Effective Date (collectively, the “Existing Development Data”). Within *** of this Agreement, Immunomedics shall provide Licensee with copies of all material reports of such clinical data Controlled by Immunomedics as of the Effective Date in its (or its Affiliates) possession or control.

4.6.2 New Development Data. All data (including pre-clinical, clinical, technical, chemical, safety, and scientific data and information), know-how and other results generated by or resulting from or in connection with the conduct of Development Activities hereunder, including relevant laboratory notebook information, screening data, Regulatory Data and synthesis schemes, including descriptions in any form, data and other information. (if generated by or resulting from or in connection with the Development Activities conducted by Immunomedics, the “New Immunomedics Development Data”; if generated by or resulting from or in connection with the Development Activities conducted by Licensee, the “New Licensee Development Data”, collectively the “New

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Development Data”) whether generated by one or both Parties (or their respective Affiliates or sublicensees), ***, and in furtherance thereof. *** provide *** with copies of reports and summaries of all New Development Data generated at the same time that such reports and summaries become available to having generated the data (or any of its Affiliates).

4.7 Right of Reference and Use. Immunomedics hereby grants to Licensee a right of reference to all Existing Development Data and New Immunomedics Development Data solely for the purposes of performing Development Activities pursuant to this Agreement. Licensee may only use the Existing Development Data and New Immunomedics Development Data for the purpose of Developing the Product for sale in the Field in the Territory pursuant to this Agreement, provided however, that Immunomedics only grants Licensee a right of reference to Existing Development Data and New Immunomedics Development Data and generated by Immunomedics from the *** only to the extent the foregoing is related to, with respect to Phase 2 Clinical Trials or Phase 3 Clinical Trials, safety, and in addition with respect to ***, *** and *** in each case of the Product in the Oncology Field. For clarity, ***. Licensee hereby grants to Immunomedics a right of reference to all New Licensee Development Data for purposes of (i) *** under this Agreement, and (ii) *** *** and (iii) *** in any other *** or *** by or on *** or its licensee ***.

4.8 Right to Audit. Licensee shall ensure that Immunomedics’ authorized representatives and any Regulatory Authorities, to the extent permitted by applicable Law, may, during regular business hours and upon reasonable notice, (a) examine and inspect Licensee’s (and its Affiliate’s and sublicensee’s) facilities or, subject to any Third Party confidentiality restrictions and other obligations, the facilities of any subcontractor or any investigator site used by it in the performance of Development of the Product in the Field in the Territory hereunder pursuant to the Development Plan, and (b) subject to applicable Law and any Third Party confidentiality restrictions and other obligations, inspect all data, documentation and work products relating to the activities performed by Licensee (or its Affiliates or its sublicensees), the subcontractor, including, the medical records of any patient participating in any clinical study, in each case generated pursuant to the Development Activities hereunder. This right to inspect all data, documentation, and work products relating to the Product in the Field in the Territory may be exercised at any time during the Term, or such longer period as shall be required by applicable Law.

4.9 Restrictions Outside the Field. For clarity, Licensee shall have no right to research or Develop the Product for use outside the Field. In addition, notwithstanding anything to the contrary contained herein, *** Any such Development activities shall be immediately removed from the Development Plan by mutual consent after a discussion in good faith between the Parties.

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4.10 Immunomedics Activities.

4.10.1 General. Immunomedics shall use *** to perform the activities (the “Immunomedics R&D Activities”) set out in the plan attached hereto as Schedule 4.10 (the “Immunomedics R&D Activities Plan”). Except for costs and expenses of the ITP Study related to the treatment of ITP with the IV Formulation, Licensee shall be solely responsible for all costs and expenses incurred by Immunomedics pursuant to the Immunomedics R&D Activities Plan. The Immunomedics R&D Activities Plan shall not be amended without the prior written consent of Immunomedics, such consent not to be unreasonably withheld.

4.10.2 Finalization of ITP Study. Immunomedics shall be responsible for completion of the current clinical study with the Product for the treatment of ITP as set forth in the Development Plan (the “ITP Study”). Immunomedics shall ensure that the ITP Study is conducted in a manner consistent with sound and ethical business and scientific practices, and in compliance with all applicable Laws, GCPs and GLPs. Licensee shall be solely responsible for all costs and expenses of the ITP Study to the extent that such costs relate to the treatment of ITP with the Subcutaneous Formulation. Immunomedics agrees to use *** to deliver a final clinical study report to Licensee as soon as possible after completion of the ITP Study.

4.10.3 Reimbursement of Expenses. Licensee shall reimburse Immunomedics for all costs and expenses associated with Section 4.10.1 and 4.10.2 in accordance with Section 9.9 to the extent set forth in the budgets listed in the Immunomedics R&D Activities Plan and the Development Plan. Such budgets shall be increased as mutually agreed in connection with mutual agreement to modify the Immunomedics R&D Activities Plan or the Development Activities to be undertaken by Immunomedics under the Development Plan. Any changes in such budgets shall be subject to mutual agreement.

4.10.4 Access to Records. *** (or any of its Affiliates, sublicensees or subcontractors) at reasonable times, upon written request.

4.11 Development Outside the Field. Immunomedics has the right to Develop the Product for use in the Oncology Field. In the event Immunomedics Develops or has Developed the Product for use in the Oncology Field, the following terms shall apply:

4.11.1 Finalization of ***. Immunomedics shall be responsible for completion, at its sole discretion and expense, of the ***. Immunomedics shall ensure that the ***, to the extent conducted, is done so in a manner consistent with sound and ethical business and scientific practices, and in compliance with all applicable Laws, GCPs and GLPs.

4.11.2 General. Immunomedics shall maintain (and shall cause its Affiliates and sublicensees to maintain) current and accurate records of all work conducted by or on behalf of it relating to Development of the Product for use in the Oncology Field and all data and other information resulting from such work. Such records shall properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and intellectual property

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purposes. Immunomedics shall document (and shall cause its Affiliates and sublicensees to document) all preclinical studies and clinical trials to be conducted pursuant to the Development Plan in formal written study reports according to applicable national and international (e.g., ICH, GCP and GLP) guidelines.

4.11.3 Access to Records. *** at reasonable times, upon written request.

ARTICLE 5

REGULATORY

5.1 General. During the Term, responsibility for overseeing, monitoring and coordinating regulatory actions, communications and filings with, and submissions to, all applicable Regulatory Authorities with respect to the Product in the Field in the Territory shall be allocated between the Parties as set forth in this ARTICLE 5.

5.2 Existing Regulatory Materials. Immunomedics shall continue to be the owner of all Regulatory Materials related to the Product in the Field Controlled by Immunomedics as of the Effective Date (the “Immunomedics Regulatory Materials”). Within *** of this Agreement, Immunomedics shall provide Licensee with copies of material Immunomedics Regulatory Materials in its possession. Immunomedics hereby grants to Licensee a right of reference to the Immunomedics Regulatory Materials solely for the purposes of obtaining and maintaining Regulatory Approvals for the Product in the Field in the Territory pursuant to this Agreement.

5.3 New Regulatory Materials and Regulatory Approvals.

5.3.1 General. Licensee shall use *** to obtain and maintain all Regulatory Approvals with respect to the Product in the Field in (i) the Major Market Countries *** and (ii) the other countries of the Territory where Licensee deems, upon a good faith determination, after consultation with Immunomedics, that the commercial potential of the Product in such country warrants obtaining Regulatory Approval. Without limiting the foregoing, during the Term, Licensee shall use *** to prepare and submit all additional Regulatory Materials in order to obtain and maintain all Regulatory Approvals for the Product in the Field in the Territory as set out in this Section 5.3.1 (the “Licensee Regulatory Materials”). All such Regulatory Approvals shall be in the name of Licensee.

5.3.2 Right of Reference. Licensee hereby grants Immunomedics (and its designees) a right of reference to Licensee Regulatory Materials (as well as all Regulatory Data and Regulatory Approvals owned or otherwise Controlled by Licensee or any of its Affiliates or sublicensees) for the purposes of (i) *** under this Agreement, (ii) *** in any other *** by or on behalf of *** or its licensee and (iii) ***. Upon request of Immunomedics from time to time, Licensee shall provide Immunomedics with copies of all such Licensee Regulatory Materials.

5.4 Regulatory Coordination.

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5.4.1 Responsibilities of Licensee. Licensee shall oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, all applicable Regulatory Authorities with respect to the Product in the Field in the Territory. To the extent practicable, Immunomedics shall *** related to the Product; provided that ***to***and*** regarding ***related to the Product in the Field in the Territory.

5.4.2 Review of Correspondence. To the extent practicable, Licensee shall provide Immunomedics with drafts of any documents and other correspondence to be submitted to a Regulatory Authority pertaining to the Product in the Field in the Territory, sufficiently in advance of submission so that Immunomedics may review and comment on such documents or other correspondence and have a reasonable opportunity to influence the substance of such submissions. All such comments shall be considered in good faith by Licensee. Licensee shall promptly provide Immunomedics with copies of any material documents or other correspondence submitted to, or received from, a Regulatory Authority pertaining to the Product.

5.4.3 Restrictions in the Oncology Field. The Parties anticipate having different Regulatory Approvals for the use of the Product in the Field and the use of the Product in the Oncology Field respectively. Notwithstanding anything to the contrary contained herein, Licensee shall have no rights with respect to any regulatory actions, communications or filings with, or submissions to, Regulatory Authorities with respect to the Product outside the Field and Licensee shall immediately notify Immunomedics of, and provide Immunomedics with, any such inquiry, communication or other correspondence from a Regulatory Authority or other person in connection with the Product outside of the Field. In addition, to the extent that any regulatory actions, communications or filings with, or submissions to, Regulatory Authorities proposed to be made by Licensee (or any of its Affiliates or sublicensees) hereunder with respect to the Product inside the Field may have a *** on the Product outside of the Field, then, *** (in which case Licensee shall consult with Immunomedics in connection therewith as promptly as reasonably practicable), Licensee shall submit (or cause to be submitted) a copy and reasonably detailed description of any such regulatory action, communication, filing or submission, as applicable, to Immunomedics for its review and approval, and Licensee shall make any changes thereto as reasonably determined by Immunomedics.

5.4.4 Filings in the Oncology the Field. The Parties shall reasonably endeavor to obtain separate Regulatory Approvals for the Product in the Field and the Product in the Oncology Field. In the event that, due to applicable legal and/or regulatory requirements, either Party cannot file for product approval (or otherwise have sole responsibility for all regulatory filings and related submissions), or to own the same in its (or its designee’s) name, for the Product in the Field with respect to Licensee, and for the Product in the Oncology Field with respect to Immunomedics, then such Party (the “Requesting Party”) shall send a written request to the other Party (the “Filing Party”) for the Filing Party do so on the Requesting Party’s (or its designee’s) behalf and in such name (including the name of Filing Party) as the Requesting Party shall designate from time to time. Upon such request, the Parties shall determine reasonable procedures for the Filing Party to file for Product Approval on behalf of the Requesting Party (or its designee). *** pursuant to this Section 5.4.4 (excluding, for the avoidance of doubt, ***and***on behalf and for the***).

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5.5 Assistance. Each Party shall cooperate with the other Party to provide all *** assistance and take all actions reasonably requested by the other Party that are necessary to enable such Party to comply with any regulatory requirements under applicable Laws with respect to the Product, including (i) obtaining and maintaining regulatory approvals, (ii) submitting annual reports and (iii) performing pharmacovigilance activities. Such assistance and actions shall include, among other things, notifying the other Party within *** of any information it receives from a regulatory authority which (a) raises any material concerns regarding the safety or efficacy of the Product, (b) indicates or suggests a potential material liability for either Party to Third Parties arising in connection with the Product or (c) is reasonably likely to lead to a recall or market withdrawal of a Product.

5.6 Adverse Events. Each Party agrees to provide the other Party with respect to the Product in the Field in the Territory: (i) Serious Adverse Event information and Product Complaint information relating to the Product as compiled and prepared by such Party in the normal course of business in connection with the Development, Manufacturing or Commercialization of the Product, within time frames to allow the other Party to fulfill all of its reporting obligations under applicable Laws, if any, and (ii) upon such other Party’s reasonable request, all other Adverse Event information with respect to the Product in the Field and all other safety data and information relevant to an analysis or investigation of such Adverse Events; provided, however, that the foregoing shall not require either Party to violate any agreements with or confidentiality obligations owed to any Third Party. All such Adverse Event information provided by one Party to the other Party under this Agreement with respect to the Product in the Field shall be owned jointly by the Parties.

5.7 Pharmacovigilance and Drug Safety Data.

5.7.1 Pharmacovigilance Agreement. The Parties shall comply with applicable pharmacovigilance and drug safety requirements imposed by FDA and other Governmental Authorities. Within *** of this Agreement, the Parties will enter into a mutually agreeable pharmacovigilance agreement setting forth the Parties’ respective obligations in detail with respect to pharmacovigilance and the exchange of drug safety data. Such agreement shall ensure that the Parties will have an arrangement that ensures an adequate reporting of the complete safety profile of the Product both in the Field and in the Oncology Field. The Parties shall use *** to enter into a pharmacovigilance agreement as soon as possible, however failure to enter into such pharmacovigilance agreement within *** *** of this Agreement, in and of itself, shall not be considered a breach of the Agreement by either Party.

5.7.2 Co-operation. Immunomedics shall be responsible for the reporting of adverse events for the Product until the earlier of (i) the Parties having executed a pharmacovigilance agreement or (ii) the initiation of clinical trials by Licensee for the Product. In the event that Licensee initiates clinical trials for the Product before the Parties have executed a pharmacovigilance agreement, then Immunomedics shall be responsible,

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at its sole cost and expense, for collecting and reporting pharmacovigilance and other drug safety data for the Product in the Oncology Field and Licensee shall be responsible, at its sole cost and expense, for collecting and reporting pharmacovigilance and other drug safety data for the Product in the Field.

5.8 Recalls.

5.8.1 Notification. Each Party shall promptly notify the other in writing if it determines that any event, incident or circumstance has occurred which may result in the need for a permanent or limited recall, market withdrawal, field alert or other similar corrective action with respect to the Product in the Field in the Territory (a “Recall”).

5.8.2 Recall. Upon a notification delivered by either Party pursuant to Section 5.8.1, the Parties shall promptly meet to discuss such circumstances and to consider appropriate courses of action. Each Party shall consider in good faith the comments of the other Party. Licensee shall be primarily responsible for discussions with the applicable Governmental Authority regarding all aspects of a Recall. Licensee shall provide Immunomedics reasonable prior notice of any meetings and conferences scheduled with such Governmental Authority with respect to a Recall of a Product in the Field in the Territory. To the extent practicable, Licensee shall provide Immunomedics with drafts of any documents and other correspondence to be submitted or communicated to a Governmental Authority pertaining to a Product, sufficiently in advance of submission so that Immunomedics may review and comment on such documents or other correspondence and planned communications and have a reasonable opportunity to influence the substance of such submissions.

5.8.3 Regulatory Meetings. At all such meetings and conferences Immunomedics shall have the right to attend as an to the extent permitted by the Governmental Authority, and shall have an opportunity to influence the substance of such meeting and conferences, including as the Party having rights to the Product in the Oncology Field in the Territory. After following the procedures set forth in Sections 5.8.1 and 5.8.2, either Party may make the determination, in its sole discretion, whether to voluntarily implement any Recall and shall promptly provide the other Party with written notice of such determination.

5.8.4 Responsibility for Recall. In the event that a Recall is implemented, Licensee shall, at its cost and expense, and in consultation with Immunomedics, conduct and carry out such Recall. Licensee shall utilize a batch tracing and recall system which will enable Licensee to identify, on a prompt basis, customers within the Territory who have been supplied with Product of any particular batch, and to recall such Product from such customers. For clarity, nothing contained herein shall grant Licensee any rights with respect to a Recall for the Product outside the Field.

5.9 Medical Inquiries for the Product. Following the Effective Date, Licensee shall be responsible for handling all medical questions or inquiries in the Territory, including all Product Complaints, with regard to the Product in the Field (including, setting up a call

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center in connection therewith) and Licensee shall consider in good faith input from Immunomedics in connection therewith; provided, however that upon request of Immunomedics, ***any ***to*** and ***in good faith. Immunomedics shall forward all medical questions or inquiries which it receives with respect to the Product in the Field in the Territory to Licensee in accordance with all applicable Laws. For clarity, to the extent Licensee receives any medical questions or inquiries related to the Product outside of the Field, Licensee shall not respond to such question or inquiry (other than by directing such question or inquiry to Immunomedics or its designee) and shall immediately forward such question or inquiry to Immunomedics (or its designee).

5.10 Payment and Reimbursement of Regulatory Costs. All costs (including any and all filing fees) incurred by either Party or its Affiliates in connection with performing its regulatory activities in connection with the Product in the Field in the Territory, including obligations under this Agreement in accordance with ARTICLE 5, shall be borne by Licensee. Licensee shall reimburse Immunomedics for any such costs incurred by Immunomedics (or its Affiliates) during the Term in accordance with ARTICLE 5.

ARTICLE 6

COMMERCIALIZATION

6.1 Commercialization in the Field in the Territory. Subject to Immunomedics’ Co-Promotion Option, Licensee shall be solely responsible for, and shall use *** to, Commercialize the Product in the Field in the Territory with the goal of maximizing the commercial potential of the Product in the Field in the Territory. Licensee shall be responsible for one hundred percent (100%) of the expenses (including Pre-Marketing and Detailing expenses) incurred in connection with the Commercialization of the Product in the Field in the Territory. Without limiting the foregoing, Licensee shall Commercialize the Product in the Field in the Territory in accordance with the Commercialization Plan and shall carry out the Commercialization activities assigned to it under the Commercialization Plan in accordance with the time frames set forth in the Commercialization Plan.

6.2 Accommodation for ***. Immunomedics acknowledges that Licensee does not currently ***. Accordingly, Licensee shall use *** to seek and *** to be subject to Immunomedics’ prior written consent, not to be unreasonably withheld.

6.3 Licensee’s Performance.

6.3.1 Commercialization Plan.

(a) Beginning at least *** prior to the anticipated First Commercial Sale of the Product in the Territory for use in the Field, and thereafter on an annual basis no later than ***, Licensee shall create and submit to the Immunomedics for its review and comment, an annual plan (including a budget) for the Commercialization of the Product in the Territory for use in the Field for the following calendar year. Licensee shall consider any comments of Immunomedics to any such commercialization plan and budget (including any updates and amendments thereto) in good faith. After

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Immunomedics has had *** to review and comment on such plan, such annual plan (including budget) shall be the “Commercialization Plan” for such calendar year. From time to time during a given calendar year, Licensee may propose written updates to the Commercialization Plan for review and comment by the Immunomedics, and Licensee shall consider in good faith any comments of Immunomedics thereto. Licensee shall conduct all Commercialization of the Product in the Territory in accordance with the Commercialization Plan.

(b) Each annual Commercialization Plan shall include, among other things, the following items in connection with the Commercialization of the Product in the Territory for use in the Field:

(i) ***;

(ii) ***;

(iii) ***;

(iv) a detailed budget for the Commercialization activities (including Advertisement and Promotion Costs incurred by Licensee) for the applicable period (the “Commercialization Budget”); and

(v) ***.

6.3.2 Specific Commercialization Obligations. Without limiting the generality of the provisions of Section 6.1, in connection with the Commercialization by Licensee of the Product in the Territory for use in the Field hereunder, during the Term, Licensee shall be responsible for, and each Commercialization Plan shall reflect that:

(a) Licensee shall be solely responsible for (a) receiving, accepting and filling orders for the Product in the Field in the Territory, (b) handling all returns of Product in the Field in the Territory, (c) controlling invoicing, order processing and collection of accounts receivable for the sales of Product in the Field in the Territory, (d) booking and recording sales of the Product in the Field in the Territory in its books of account and (e) distributing and managing inventory of Product in the Field in the Territory, in each case in accordance with GAAP to the extent applicable.

(b) Licensee shall launch the Product for use in the Field (i) in each Major Market Country (except that such efforts in *** are subject to the provisions of Section 6.2 no later than *** after the receipt of Regulatory Approval of the Product in such Major Market Country and (ii) subject to a good faith evaluation of the market potential in each country in the Territory other than the Major Market Countries, within *** after the receipt of Regulatory Approval of the Product in such country. Notwithstanding the foregoing clause (i), Licensee shall have no obligation to launch the Product in any Major EU Country ***Major EU Country.

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(c) Licensee shall Detail the Product in the Territory for use in the Field to those categories of physicians (“Specialists”) as set forth in the Commercialization Plan, and in connection therewith, Licensee shall assign a reasonable number of Sales and Educational Representatives for each country in the Territory to perform the Details set forth in the Commercialization Plan. Licensee shall also ensure that it assigns a reasonable number of qualified supervisors to oversee the conduct of the Sales and Educational Representatives. Licensee shall provide to Immunomedics within *** of the conclusion of each *** a detailed report setting forth the types, number and targets of Details actually performed by Licensee in each of the Major Market Countries, as well as report of the type, number and targets of Details actually performed by Licensee in each other country in the Territory, and such report shall be subject to the audit requirements set forth in Section 9.11.

6.4 Compliance. Licensee shall, in Commercializing the Product hereunder, comply with all applicable Laws, including the U.S. Foreign Corrupt Practices Act, as well as all applicable Regulatory Approvals (including any Packaging and Labeling) for the Product. In addition, Licensee shall not use in any capacity, in connection with its Commercialization (or Manufacturing or Development) of the Product hereunder, any person or entity who has been debarred pursuant to Section 306 of the FD&C Act (or similar Law outside of the U.S.), or who is subject of a conviction described in such section, and Licensee shall inform Immunomedics in writing immediately if it or any person or entity who is performing services for Licensee hereunder is debarred or is the subject of a conviction described in Section 306 (or similar Law outside of the U.S.), or if any action, suit, claim, investigation or legal administrative proceeding is pending or, to the Licensee’s knowledge, is threatened, relating to the debarment of Licensee or any person or entity used in any capacity by Licensee in connection with its Commercialization (or Manufacturing or Development) of the Product hereunder.

6.5 Promotional and Educational Materials.

6.5.1 Creation of Promotional and Educational Materials. Licensee will create and develop Promotional and Educational Materials for the Product in the Field in the Territory in accordance with the Regulatory Approvals and applicable Laws and shall provide samples thereof to Immunomedics for its review and comment (and Licensee shall consider any comment thereto in good faith) prior to distributing such Promotional and Educational Materials. With respect to any promotional materials that include information concerning the indication, efficacy or safety profile of the Product, Licensee shall only use such reviewed Promotional and Educational Materials for Commercialization of the Product in the Field hereunder and shall not materially modify such Promotional and Educational Materials before submitting such revisions thereto to Immunomedics for review and comment (and Licensee shall consider any such comments in good faith). To the extent Licensee includes any Immunomedics trademarks in the Promotional and Educational Materials, Licensee shall comply with Immunomedics’ then-current guidelines for trademark usage, a copy of which shall be provided to Licensee from time to time.

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6.5.2 Inclusion of Logos on Packaging and Promotional and Educational Materials. To the extent required by applicable Law and subject to obtaining necessary Regulatory Authority approvals, with respect to Product to be sold by Licensee in the Territory, the Immunomedics housemark and the Licensee housemark shall be applied in the packaging on all Promotional and Educational Materials and Packaging and Labeling utilized by Licensee (including, the designation that the Product has been “licensed from Immunomedics, Inc.”). Immunomedics hereby grants to Licensee a non-exclusive, royalty-free, right and license during the Term to utilize the Immunomedics housemark (including all trademarks, names and logos) for Promotional and Educational Materials and Packaging and Labeling for the Product in the Field in the Territory. Licensee shall only use the housemark of Immunomedics with the necessary trademark designations, and Licensee shall use Immunomedics’ housemarks in a manner that does not derogate from Immunomedics’ rights in its trademarks, names and logos. Licensee will take no action that will interfere with or diminish Immunomedics’ rights in its trademarks, names and logos, and if Immunomedics reasonably believes that the use of its trademarks, names and logos by the Licensee hereunder is interfering with or diminishing its rights, Immunomedics shall notify the Licensee thereof in writing and Licensee shall promptly cease use of such trademarks, names or logos in such manner. Licensee agrees that all use of the Immunomedics’ trademarks, names and logos will inure to the benefit of Immunomedics, including all goodwill in connection therewith.

6.5.3 Licensee Ownership of Promotional and Educational Materials. During the Term, Licensee shall own all right, title and interest in and to any Promotional and Educational Materials created by Licensee hereunder relating to the Product in the Field in the Territory, but excluding trademarks, names logs and other marks owned by or on behalf of Immunomedics or its Affiliates in accordance with Section 6.5.2.

6.5.4 Use of Promotional and Educational Materials Exclusively for Products. The Promotional and Educational Materials, and any aspects of those uniquely tied to the Product, shall be used by Licensee exclusively in connection with the Commercialization of the Product in the Field (or if marketed in a portfolio of products for those products in that same portfolio) in the Territory in accordance with the terms of this Agreement, and Licensee shall not use, or allow any other person or entity to use, any such Promotional and Educational Materials except in accordance with this Agreement.

6.6 Product Trademarks.

6.6.1 General. Licensee shall Commercialize the Product in the Field in the Territory under a trademark at its discretion (the “Product Trademark”) and in trade dress designed by the Licensee and approved by Immunomedics (the “Product Trade Dress”). All uses of the Product Trademarks and Product Trade Dress to identify and/or in connection with the Commercialization of the Product in the Field in the Territory shall be approved by each of the Parties. The Product Trademarks and Product Trade Dress under which the Product is marketed or sold (other than Licensee’s corporate trademarks or trade names) shall be used by Licensee only pursuant to the terms of this Agreement to identify and in connection with the Commercialization of the Product in the Field in the Territory, and shall not be used by Licensee to identify or in connection with the marketing of any other products. Licensee shall have exclusive (even as to Immunomedics) ownership and use rights of the Product Trademarks (together with all goodwill associated

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therewith throughout the Territory). For clarity, Immunomedics shall not use the Product Trademarks and Product Trade Dress for Commercializing the Product in the Oncology Field (other than Immunomedics’ corporate trademarks or trade names). Licensee shall have the rights to any Internet domain names incorporating the Product Trademark or any variation or part of such Product Trademark as its URL address or any part of such address; and Immunomedics shall not establish any Internet domain name or URL incorporating such Product Trademark without the prior written consent of Licensee, such consent not to be unreasonably withheld; provided that Licensee shall be responsible for all costs incurred by Immunomedics with respect to obtaining and maintaining such Internet domain names or URLs to the extent used for the Commercialization of the Product in the Field in the Territory.

6.6.2 Maintenance of Trademark. From registration of the Product Trademark in a given country in the Territory, and thereafter during the Term, Licensee shall establish, maintain and enforce the Product Trademark in such country in the Territory, with the costs and expenses to be borne solely by Licensee.

6.6.3 Infringement. In the event that either Party becomes aware of any infringement of any Product Trademark by a Third Party in the Territory, such Party shall promptly notify the other Party and Licensee shall decide - after due consideration in good faith of any comments from Immunomedics - how to proceed with respect to such infringement, including by the institution of legal proceedings against such Third Party; provided, further, however that any reasonable costs and expenses in connection therewith shall be borne solely by Licensee.

6.6.4 No Trademark License. Except with respect to the license granted to Licensee to the Immunomedics housemark (including all trademarks, names and logos) for Promotional and Educational Materials and Packaging and Labeling pursuant to Section 6.5.2, no right or license, express or implied, is granted to Licensee to use any trademark, trade name, trade dress or service mark owned or Controlled by Immunomedics or any of its Affiliates, including VELTUZUMAB.

6.7 Commercialization Data. Licensee shall own all marketing and sales data and information resulting from its Commercialization of the Product in the Field in the Territory during the Term (the “Commercialization Data”). Upon request from Immunomedics, Licensee shall provide to Immunomedics a copy of such Commercialization Data. ***.

6.8 Licensee Sales Force. Licensee shall have sole responsibility for all costs and expenses in connection with the Licensee sales force, including salaries, travel expenses and other expenses, providing benefits, deducting federal, state and local payroll taxes, FICA contributions, FUI, DUI and any similar taxes and paying workers’ compensation premiums, unemployment insurance contributions and any other payments required by Law to be made on behalf of employees. Nothing in this Agreement shall be construed to conclude that any member of the Licensee sales force or any other agents or employees of Licensee are agents or employees of Immunomedics or subject to Immunomedics’ direction and control. Licensee shall have sole authority over the terms and conditions of the Licensee sales force employment, including their selection, management and discharge.

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6.9 Restrictions Outside the Field. Licensee hereby covenants and agrees that it shall not knowingly (and shall cause its Affiliates, sublicensees and subcontractors not to), either directly or indirectly, market, distribute or sell the Product for use outside the Field. Without limiting the generality of the foregoing, Licensee shall not (i) engage in any advertising activities relating to the Product directed to use outside the Field or (ii) solicit orders from, or deliver or supply Product to, any prospective purchaser for use of the Product outside the Field. If Licensee receives any order from a prospective purchaser for use of the Product outside of the Field, Licensee shall immediately refer that order to Immunomedics (or its designee) and shall not accept any such order or deliver or tender (or cause to be delivered or tendered) any Product under such order for use outside the Field. In addition, notwithstanding anything to the contrary contained herein, Licensee shall not undertake any Commercialization of the Product which may have a material adverse effect on the Product outside of the Field, as determined by Immunomedics in its sole discretion (and without limiting the generality of the foregoing, any such Commercialization activities shall be immediately removed from the Commercialization Plan, to the extent previously included therein, upon notice from Immunomedics).

ARTICLE 7

CO-PROMOTION IN THE UNITED STATES BY IMMUNOMEDICS

7.1 Co-Promotion Option. Pursuant to the terms of this Agreement, Immunomedics may elect to Co-Promote the Product in the Field for ITP in the U.S. (the “Co-Promotion Option”). ***the***in the *** (a “BLA Submission Notice”). Upon receipt of such BLA Submission Notice, Immunomedics shall have sixty days (60) days to exercise the Co-Promotion Option ***. If Immunomedics exercises the Co-Promotion Option, *** the *** and the ***. If *** the Co-Promotion Option, *** from *** to the Product *** shall promptly *** (including a *** and target *** with respect to the Product *** on a ***. If Immunomedics declines to exercise the Co-Promotion Option within sixty days (60) after receipt of the BLA Submission Notice for ITP, the Co-Promotion Option shall not become exercisable again.

7.2 Co-Promotion Outside the U.S. Upon Immunomedics request the Parties shall discuss in good faith the grant of a co-promotion right in the Field for ITP to Immunomedics outside the U.S.

7.3 Change of Control. If *** undergoes *** with *** prior to *** of the *** to ***, the *** shall *** If ***undergoes *** with *** ***, *** to *** of the ***, *** shall promptly inform *** and *** shall have *** from receipt of such *** to *** right to *** the Product by written notice effective *** following the date of such notice. *** may be *** from time to time by mutual consent of the Parties, not to be unreasonably withheld, *** that *** with the ***, and with whom *** or other *** ***.

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7.4 Third Party Collaborations in the Oncology Field. The Co-Promotion Option, or if the Co-Promotion Option has been exercised, the Co-Promotion rights and obligations as set forth in this ARTICLE 7 ***. Within *** after Immunomedics enters into such Third Party agreement, Immunomedics shall deliver written notice to Licensee stating whether Immunomedics has (i) *** or (ii) ***.

7.5 Co-Promotion Arrangement. In the Option Exercise Notice:

(a) Immunomedics will commit to Co-Promote the Product in the Field in ITP in the U.S. for a ***. The Co-Promotion shall thereafter automatically renew for successive *** during the Term; provided that if at any time Immunomedics desires to terminate its Co-Promotion of the Product in the Field in ITP, Immunomedics shall provide Licensee with *** prior written notice of such termination and thereafter the Co-Promotion shall terminate.

(b) Immunomedics shall be responsible for one-hundred percent (100%) of the total Details for the Product in the U.S. in the Field in ITP. Such total number of Details will be set forth in the Commercialization Plan and shall be determined by mutual agreement of the Parties.

(c) Immunomedics will use *** to Co-Promote the Product in the Field in ITP in the U.S. in accordance with the Commercialization Plan.

(d) In exchange for its Co-Promotion of the Product in the Field in ITP in the U.S., Immunomedics shall be entitled to receive a *** of the Profits (“Profits” defined as being Net Sales less Manufacturing costs, Commercialization costs and royalties to Third Parties) from the sales of the Product by or on behalf of Licensee (or any of its Affiliates or sublicensees) in the Field in ITP in the U.S. ***of the ***of the ***that *** to ***shall***from the ***when***under***Notwithstanding the foregoing, in the event that ***and to the further extent that ***under ***would have ***for such ***had ***on ***equal to the***then in such case ***promptly ***as may be necessary so that ***under the ***.

7.6 Commercialization Plan.

7.6.1 Co-Promotion Reflected in Commercialization Plan. Upon exercise of the Co-Promotion Option in accordance with Section 7.1 the Commercialization Plan shall be updated to reflect that Immunomedics shall provide Details for the Product in the Field in ITP in the U.S. The Commercialization Plan shall set forth ***. The Commercialization Plan shall thereafter be updated to include such Details to be performed by Immunomedics for the Product in the Field in ITP in the U.S. Within *** after Immunomedics delivers the Option Exercise Notice, the Parties shall negotiate in good faith ***set forth *** (the “***”) based upon the terms set forth in Schedule 7.6.1; provided, however, that, in the event the Parties are not able to enter into a ***, the terms of Schedule 7.6.1 shall apply. The Parties acknowledge that the *** shall not modify or amend any obligation under this Agreement. In the event that the terms of the *** conflict with the terms of this Agreement, the terms of this Agreement shall control.

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7.6.2 Future Commercialization Plans. In the event that Immunomedics exercises its Co-Promotion Option, then all subsequent Commercialization Plans (including Commercialization Budgets), and any subsequent updates or amendments to a Commercialization Plan (including Commercialization Budgets), shall be subject to the approval of Immunomedics to the extent related to ITP.

7.7 Co-Promotion Activities.

7.7.1 Conditions. Subject to Section 7.4 Immunomedics shall only be obligated (but shall, at all times, have the right) to perform such Co-Promotion of the Product in the Field in ITP in the U.S. (to the extent Immunomedics has exercised the Co-Promotion Option) for so long as Licensee is performing its Commercialization activities with respect to the Product in the Field in ITP in accordance with the terms of this Agreement. Notwithstanding anything to the contrary contained herein, Immunomedics shall not be required to undertake any activity to Co-Promote the Product which it believes, in good faith, may violate any applicable Laws, and shall be entitled to terminate its Co-Promotion activities to the extent Immunomedics, in good faith, determines that there are safety concerns with respect to the Product.

7.8 Advertising and Promotional and Educational Materials. The Commercialization Plan shall set forth the manner in which the Parties will be presented and described to the medical community in any Promotional and Educational Materials or other materials related to the Product. Each Commercialization Plan for the Product shall also set forth a delivery schedule for Promotional and Educational Materials to be provided by Licensee to Immunomedics, at no cost to Immunomedics; provided, however that Licensee shall in all cases provide to Immunomedics the amount and type of Promotional and Educational Materials similar to those provided to Licensee’s own Sales and Educational Representatives for the Product in the Field.

7.9 Samples. If set forth in the Commercialization Plan, Licensee shall ship reasonable requirements of Samples to Immunomedics’ distribution facility, without charge, in a timely manner in accordance with the schedule for distribution as outlined in such Commercialization Plan; provided, however that Licensee shall in all cases provide to Immunomedics the amount and type of Samples similar to those provided to Licensee’s own Sales and Educational Representatives for the Product in the Field.

7.10 Training. The following shall apply to all Sales and Educational Representatives used by Immunomedics in connection with the performance of its Co-Promotion activities hereunder:

7.10.1 ***. The training of any Sales and Educational Representatives of Immunomedics for the Product in the Field in ITP in the U.S. shall be ***.

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7.10.2 Training; Expenses. Licensee shall provide, at no cost, sales training on the Product in the Field for the Immunomedics Sales and Educational Representatives who will be performing sales calls for the Product in the Field in ITP in the U.S. similar to the training on the Product that Licensee provides to its own Sales and Educational Representatives who perform sales calls for the Product. Licensee shall provide such training at a time that is mutually acceptable to the Parties and reasonably prior to the commencement of Co-Promotion activities by the applicable Immunomedics Sales and Educational Representative. Notwithstanding anything to the contrary in this Agreement, ***.

7.10.3 Continuing Education. Licensee shall provide, at no cost, continuing education regarding the Product in the Field in ITP in the U.S. for Sales and Educational Representatives of Immunomedics on the same schedule as it provides continuing education for its own Sales and Educational Representatives for the Product.

7.11 Reporting. For so long as Immunomedics is performing any Co-Promotion activities, Immunomedics shall provide Licensee, within ***the***each ***, a report setting forth the total number of Details, by target physician, actually performed by the Immunomedics Sales and Educational Representatives for such *** with respect to the Product in the Field in ITP in the U.S., or in such other form as Immunomedics may regularly prepare for its own internal purposes, redacted for confidential information not related to the Product in the Field.

7.12 Use of Third Parties. Immunomedics may retain Affiliates and/or Third Parties (including a Third Party sales force) to perform its Co-Promotion activities.

7.13 Immunomedics Sales Force. Except as otherwise expressly set forth herein, Immunomedics shall have sole responsibility for all costs and expenses in connection with the Immunomedics sales force, including ***. Nothing in this Agreement shall be construed to conclude that any member of the Immunomedics sales force or any other agents or employees of Immunomedics are agents or employees of Licensee or subject to Licensee’s direction and control. Immunomedics shall have sole authority over the terms and conditions of the Immunomedics sales force employment, including their selection, management and discharge.

ARTICLE 8

SALE OF INVENTORY; MANUFACTURING AND SUPPLY

8.1 Sale of Clinical Inventory. Subject to the terms and conditions of this Agreement, Immunomedics will sell, assign, convey and transfer to Licensee, and Licensee will purchase and accept from Immunomedics, the Clinical Inventory. Within *** ***, the Parties will enter into a mutually agreeable Quality Agreement setting forth quality and other technical criteria applicable to the Clinical Inventory.

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8.2 Master Cell Bank. As promptly as practicable after the Effective Date, Immunomedics shall transfer, or cause to be transferred, *** of the Master Cell Bank to Licensee (or at the direction of Licensee, to the Third Party manufacturer contemplated by this ARTICLE 8), for the purpose of Licensee (or the Third Party Manufacturer) creating, or having created, a working cell bank for production of the Product in the Field.

8.3 Development Supply. Subject to the terms and conditions of this Agreement, until the earlier of (a) Licensee having developed a *** for the Product in accordance with Section 8.7 and (b) Licensee having established a source of supply for the Product from a Third Party in accordance with Section 8.8. Immunomedics shall use *** to supply Licensee as requested by Licensee with the quantities of Drug Substance as forecasted by Licensee and set forth on Schedule 8.3. Thereafter, and beyond such forecast, Immunomedics shall have no supply obligation to Licensee. Immunomedics shall ensure that all Manufacturing under this Section 8.3 complies with applicable Law, GMPs and the requirement of Regulatory Authorities for the Product in the Field in the Territory. Licensee acknowledges that, prior to the Effective Date, Immunomedics has ***.

8.4 Pricing and Delivery. Licensee shall purchase Product from Immunomedics under Section 8.3 at a supply price on a per unit basis equal to the price set forth in Schedule 8.4 (the “Initial Supply Price”, and as adjusted from time to time as set forth herein, the “Supply Price”) which equals Immunomedics’ actual Manufacturing cost *** and on such other terms as set forth on Schedule 8.4. The Clinical Inventory and the Product shall be supplied to *** the Immunomedics’ manufacturing facility or as otherwise agreed to in writing between the Parties.

8.5 Forecast. At the beginning of each *** during the term of Immunomedics’ supply obligation under Section 8.3, Licensee shall give Immunomedics a *** rolling forecast of estimated monthly requirements of Product. The volume requirements for Product as set forth in the first *** of the forecast shall be binding and the remainder shall be a good faith estimate of Licensee’s requirements. In each forecast, the *** shall be (i) within *** of the Product set out in *** of the forecast immediately preceding the most recent forecast and (ii) *** set out in *** in the forecast from *** previously. Licensee will provide Immunomedics with binding purchase orders for Product in accordance with the binding portion of the rolling forecast and in accordance with the terms set forth on Schedule 8.4. Each forecast pursuant to Section 8.5, shall be referred to as a “Forecast”. Notwithstanding anything to the contrary contained herein, the aggregate Forecasts shall not exceed the amounts set forth on Schedule 8.3.

8.6 Right to Audit. During the term of Immunomedics’ supply obligations under Section 8.3, Immunomedics shall ensure that Licensee’s authorized representative and any Regulatory Authorities, to the extent permitted by Applicable Law, may during normal business hours, (a) examine and inspect the facilities that Immunomedics uses to Manufacture the Product in the Field in the Territory, and (b) subject to applicable Law and any Third Party confidentiality restrictions and other obligations, inspect all data, documentation and work products related to Manufacturing of the Product in the Field in the Territory.

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8.7 ***. Within ***, Licensee (either itself or through Third Party contract manufacturer), ***its***, shall use ***to***a ***at***. Licensee shall ensure that all Manufacturing complies with applicable Law, GMPs and the requirement of Regulatory Authorities for the Product in the Field in the Territory.

8.8 Third Party Source for Future Clinical and Commercial Supply. Within *** ***, regardless of whether Licensee has developed *** as set forth in Section 8.7, Licensee shall use *** to enter into a supply arrangement with a Third Party manufacturer under which Licensee would receive future clinical and commercial supplies of Drug Substance. The Parties anticipate using (but are not obligated to use) a single source of supply for future clinical and commercial supplies of Drug Substance for the Subcutaneous Formulation and the IV Formulation, provided however, that the Parties currently contemplate that each Party shall enter into its own supply agreement with such Third Party manufacturer.

8.9 Documentation, Scale-Up, Other Costs and Process Improvements. Licensee, at it sole cost and expense, shall bear all scale-up, documentation, and other costs incurred by Licensee or its Third Party manufacturer in connection with securing and scaling up future clinical and commercial supply of the Drug Substance. Licensee shall be committed to working with the Third Party manufacturer in developing and implementing continuous cost, quality and improvement programs by seeking productivity improvements, by minimizing waste and improving yields, by purchasing quality materials at lower cost, by improving manufacturing processes, by streamlining organizational processes, by reducing cycle times and lead times and the like.

8.10 Manufacturing Transfer.

8.10.1 Delivery Manufacturing Know-How. As soon as reasonably possible and in any event no later than *** after Licensee enters into a supply agreement with the Third Party manufacturer in accordance with Section 8.8 (except with respect to any Immunomedics Manufacturing Know-How to be provided pursuant the Transition Plan under Section 8.10.3, which shall be provided in accordance with the schedule for such Transition Plan), Immunomedics shall provide to Licensee (or its designated Third Party manufacturer) (which can be in the form of copies and electronic files) one (1) copy of all material tangible Immunomedics Manufacturing Know-How (including Manufacturing Documentation) in existence and in the possession of Immunomedics as of the Effective Date and having regard to the Product in the Field, including the information, materials and know-how described in Exhibit B, in each case for informational purposes (and the Parties hereby agree and acknowledge that as between the Parties, the information contained therein shall continue to be owned by Immunomedics). Notwithstanding the foregoing or anything else in this Agreement, Immunomedics shall not be required to provide copies of laboratory notebooks or manufacturing run records (other than a record for a representative manufacturing run) required to be maintained by Immunomedics under applicable Laws.

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8.10.2 Formulation, Finish & Fill. As soon as reasonably possible and in any event no later than *** *** and to the extent not covered by Section 8.10.1, Immunomedics shall provide to Licensee (which can be in the form of copies and electronic files) one (1) copy of all material tangible Know-How known to or controlled by Immunomedics as of the Effective Date relating to formulation, finish and fill of the Product in the Field.

8.10.3 Transition Plan. Each Party shall use (and shall cause its designee, including the Third Party manufacturer, to use) *** to complete the activities assigned to it under the Transition Plan within the time set out below. The Parties shall cooperate to implement and execute the Transition Plan. As part of the Transition Plan, Immunomedics will make available its personnel with sufficient experience in the applicable area for a reasonable amount of time, or, if any such person ceases to be employed or retained by Immunomedics or any of its Affiliates, with a person of similar experience. The Parties acknowledge that it is their intention that all activities or services to be conducted pursuant to this Section 8.10.3 shall be completed within *** after the Licensee enters into a supply agreement with the Third Party manufacturer in accordance with Section 8.8 (and that Licensee shall not use the activities to be provided by Immunomedics for purposes of obtaining general education and training services).

8.10.4 Restrictions; Cooperation. None of the information, materials and documentation provided by Immunomedics under this Section 8.10 shall be used by Licensee (or its designee, including the Third Party manufacturer) for any purpose other than to Manufacture the Product for Development or Commercialization of the Product in the Field, or Manufacture the Drug Substance for supply to Immunomedics as applicable in accordance with this Agreement, and shall continue to be owned by, and constitute, Confidential Information of Immunomedics. Licensee (and its designee, including the Third Party manufacturer) shall reasonably cooperate with Immunomedics to receive, understand and apply the materials and information provided by Immunomedics hereunder, including by making available personnel with sufficient qualifications and expertise to efficiently supply, receive, understand and apply (as appropriate) such materials and information hereunder.

8.10.5 Cost Reimbursement. Licensee shall reimburse Immunomedics for all reasonable Out-of-Pocket Costs incurred by Immunomedics (or any of its Affiliates) in providing the services and activities undertaken by Immunomedics under this Section 8.10. Furthermore, with respect to services and activities undertaken by Immunomedics under Sections 8.10.1 or 8.10.2, Licensee shall reimburse Immunomedics’ for its internal FTE costs associated with the personnel time spent performing such activities and services at Immunomedics’ standard FTE rates, except that (i) for *** and (ii) *** after the Licensee enters into a supply agreement with the Third Party manufacturer in accordance with Section 8.8, Licensee shall not be required to *** therewith. All reimbursements payable pursuant to this Section 8.10.5 shall be made to Immunomedics within *** after submission of a valid invoice by Immunomedics, together with reasonable substantiation of any Out-of-Pocket Costs, and, if applicable, FTE time incurred.

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8.11 License. Licensee hereby grants to Immunomedics a non-exclusive, worldwide, irrevocable, perpetual, fully paid up, royalty free, sublicenseable, transferable license to all Patents and technical information and know-how (including all biological, chemical, pharmacological, toxicological, clinical, assay and related know-how and trade secrets, and all manufacturing data, the specifications of ingredients, the manufacturing processes, specifications, sourcing information, assays, quality control and testing procedures, and related know-how and trade secrets) Controlled by Licensee or any of its Affiliates related to the Manufacture of the Product, in order for Immunomedics (or any of its Affiliates or designees) to Manufacture, for the purposes of (i) *** under this Agreement, (ii) *** and (iii) *** in any other ***.

ARTICLE 9

PAYMENTS

9.1 Initial Payments.

9.1.1 Upfront Amount. On the Effective Date, Licensee shall pay to Immunomedics an upfront amount equal to forty million Dollars ($40,000,000) (the “Upfront Payment”) by wire transfer of immediately available funds into an account designated in writing by Immunomedics. Such Upfront Payment shall be nonrefundable and noncreditable against any other payments due hereunder.

9.2 Milestone Payments. Licensee shall pay to Immunomedics the milestone payments described in this Section 9.2 upon achievement (first occurrence) of the corresponding milestone event. For clarity, a “label extension” for an existing Indication shall not be deemed a new Indication which would trigger a milestone payment that has already been paid for such existing Indication. Licensee shall, promptly after achievement of each milestone event, notify Immunomedics thereof in writing (each, a “Milestone Notification Notice”). Upon such notice Immunomedics shall issue an invoice to Licensee specifying the applicable milestone payment to Immunomedics which is payable by Licensee no later than *** after the receipt of such invoice by Licensee. Licensee shall pay the applicable milestone payment by wire transfer of immediately available funds into an account designated by Immunomedics. Notwithstanding the foregoing, with respect to the completion of the *** (as set forth below), the Parties agree and acknowledge that the *** will be performed by or on behalf of Immunomedics or its Affiliates and as such, such milestone shall be payable by Licensee within *** after delivery of written notice by Immunomedics to Licensee of the completion of such *** and delivery of the related invoice specifying the milestone payment. For clarity, completion of the *** as described in ***. Each milestone payment is nonrefundable and noncreditable against any other payments due hereunder.

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Milestone Event	Milestone Payment
First Indication
Filing of the first *** in the *** in connection with the ***	$	*	**
*** of the *** in the ***	$	*	**
*** with either ***	$	*	**
Receipt of *** in ***	$	*	**
Receipt of *** in ***	$	*	**
Receipt of *** in ***	$	*	**
Second Indication
*** of the *** in the ***	$	*	**
*** with either ***	$	*	**
Receipt of *** in ***	$	*	**
Receipt of *** in ***	$	*	**
Receipt of *** in ***	$	*	**
Third Indication
*** of the *** in the ***	$	*	**
*** with either ***	$	*	**
Receipt of *** in ***	$	*	**
Receipt of *** in ***	$	*	**
Receipt of *** in ***	$	*	**
Fourth Indication or ITP
The earlier of (i) Receipt of the *** in the Territory for the *** or (ii) *** with either *** for ITP (***)	$	*	**
Sales Based Milestones
Aggregate sales of Product in the Territory equal or exceed $*** Dollars for any *** period	$	*	**

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Aggregate sales of Product in the Territory equal or exceed $*** for any *** period	$	*	**
Aggregate sales of Product in the Territory equal or exceed $*** for any *** period	$	*	**
Aggregate sales of Product in the Territory equal or exceed $*** for any *** period	$	*	**
Aggregate sales of Product in the Territory equal or exceed $*** for any *** period	$	*	**
Additional Milestones
Completion of ***	$	*	**
*** of the *** in the *** for any Indication for the Product in a subcutaneous formulation ***	$	*	**
Receipt of the *** for the Product for any Indication in a subcutaneous formulation in any country (or other regulatory jurisdiction) in the Territory ***	$	*	**

In the event that *** for the Product ***, as applicable, is not filed with ***under the ***, but *** the applicable Regulatory Authority of certain *** pursuant to the *** or any other ***, then any milestone payment that is due upon filing ***, as applicable, pursuant to this Section 9.2 shall be due and payable upon ***.

For clarity, if a milestone event described in the preceding table under the heading “Sales Based Milestones” is achieved before the achievement of a preceding milestone event listed under such heading, then all preceding milestone events that are achieved within the same *** *** period, shall be deemed ***, and the ***. In addition, with respect to all milestones described under the headings “First Indication”, “Second Indication” and “Third Indication” (other than milestones based on receipt of Product Approval), ***.

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9.3 Royalties

9.3.1 Royalty Rates. As further consideration for the rights granted to Licensee hereunder, Licensee shall pay to Immunomedics a tiered royalty at the following rates based on aggregate annual Net Sales of Product in the Territory for all or any portion of the calendar year falling within the Royalty Term:

Annual Net Sales	Royalty Rate
For that portion of aggregate annual Net Sales less than ***	*	**%
For that portion of aggregate annual Net Sales equal to or greater than ***but less than ***	*	**%
For that portion of aggregate annual Net Sales equal to or greater than *** but less than ***	*	**%
For that portion of aggregate annual Net Sales equal to or greater than ***	*	**%

9.3.2 Royalty Term and Post-Royalty Term. Licensee’s obligation to pay royalties to Immunomedics on Net Sales of the Product shall commence on a country-by-country basis upon the First Commercial Sale of the Product in a country hereunder and shall expire on a country-by-country basis upon the later of: (a) the last to expire (including any Patent Term Extension period) Immunomedics Patent or Joint Collaboration Patent having a Valid Claim which covers the Product, or the Development, Manufacturing or Commercialization of the Product, in such country or (b) *** for the First Indication receiving Product Approval in such country (the “Royalty Term”). Notwithstanding the foregoing, in the event that, after the Royalty Term with respect to a country, there exists a Licensee Patent having a Valid Claim which covers the Product, or the Development, Manufacturing or the Commercialization of the Product in such country (and, for clarity, there is no Immunomedics Patent or Joint Collaboration Patent having a Valid Claim which covers the Product, or the Development, Manufacturing or the Commercialization of the Product in such country), and therefore the Royalty Term with respect to such country has expired) (the “Post-Royalty Term”), royalties shall be payable by Licensee on Net Sales of Products in such country at a royalty rate equal to *** of such Net Sales.

9.3.3 Assessing Patentability, Validity and Enforceability of Pending Patent Applications and Issued Patents (Valid Claim). If at any time with respect to a Product (a) royalties would not be required hereunder but for one or more pending, but not issued, Valid Claim(s) of Immunomedics Patents and (b) Licensee believes in good faith that each such pending, but not issued, Valid Claim is, after patent prosecution, unlikely to issue or to be patentable or to be enforceable in a form that will cover such Product with a scope that would require payment of royalties hereunder, then Licensee may notify Immunomedics in writing to request an assessment of such Valid Claim pursuant to the procedures as set forth in this Section 9.3.3. Within ***, the Parties shall meet to discuss Licensee’s questions. If the Parties are unable to reach agreement regarding such issue within ***, the Parties shall engage ***independent Third Party patent attorneys to assess such Valid Claim, with each Party appointing one of such Third Party patent attorneys and the ***patent attorneys so appointed selecting the ***. All ***Third Party patent attorneys shall be jointly engaged by the Parties, with the Parties sharing equally in the fees of such attorneys. The standard on which any such determination shall be based is whether all such Valid Claim(s) are, after routine patent prosecution, reasonably unlikely to issue or reasonably unlikely to be patentable or reasonably unlikely to be valid or

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reasonably unlikely to be enforceable in a form that will cover such Product with a scope that would require payment of royalties hereunder. The determination of the *** Third Party patent attorneys shall be binding on the Parties. All proceedings and determinations pursuant to this Section 9.3.3 and information disclosed in connection therewith, whether or not written, shall remain the Confidential Information of both Parties and shall not be used by either Party for any purpose other than the proceedings set forth in this Section 9.3.3, provided that Immunomedics shall have the right to use any such information in the prosecution and defense of the applicable Immunomedics Patents. If the determination pursuant to this Section 9.3.3 is that royalties would not be required hereunder, then such Valid Claim shall not be considered a Patent having a Valid Claim with respect to the Royalty Term pursuant to Section 9.3.2 and with respect to royalties payable pursuant to Section 9.3.1.

9.4 Royalty Payments and Reports. Licensee shall calculate all amounts payable to Immunomedics pursuant to Section 9.3 with respect to Net Sales at the end of ***, which amounts shall be converted to Dollars at such time in accordance with Section 9.8. Licensee shall pay to Immunomedics the royalty amount due for Net Sales during a given *** within ***. Each payment of royalties due to Immunomedics shall be accompanied by a statement of the amount of gross sales of the Product in the Territory during the applicable *** (including such amounts expressed in local currency and as converted to Dollars), an itemized calculation of Net Sales in the Territory showing deductions provided for in the definition of “Net Sales” during such ***, and a calculation of the amount of royalty payment due on such Net Sales for such ***. Without limiting the generality of the foregoing, Licensee shall require its Affiliates and sublicensees to account for its Net Sales and to provide such reports with respect thereto as if such sales were made by Licensee.

9.5 Third Party Royalty Payments. If Licensee is required to obtain a license from any Third Party under any Patent that (in absence of a license) would be infringed by the manufacture, use or sale of the Product as it exists on the Effective Date (excluding, for the avoidance of doubt, any additional technology that may be combined or incorporated therewith), and if Licensee is required to pay to such Third Party under such license any royalties calculated on sales of corresponding Product (“Third Party Amounts”), and the infringement of such patent cannot reasonably be avoided by Licensee, then Licensee shall be permitted to credit up to *** of the amount of such Third Party Amounts it actually pays in each *** against royalties that are payable to Immunomedics during the same ***; provided that in no event shall royalties payable to Immunomedics be reduced to *** of the rates set forth in Section 9.3.1 on account of applying such credits; ***. Licensee shall, where it is aware of the same, provide Immunomedics with prior written notice of a potential need to obtain any license from any Third Party. If there is any dispute between the Parties with respect to whether Licensee is required to obtain any such license under which Third Party Amounts would be payable and eligible for deduction from royalties as provided above, the dispute shall be referred to the Parties’ respective patent counsels for resolution and, if such patent counsels are unable to resolve the dispute within ***, the dispute resolution procedures in ARTICLE 17 may be implemented by either Party.

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9.6 Bioequivalent Products. Notwithstanding the royalty amounts that would otherwise be payable under Section 9.3.1, in any *** in which aggregate annual Net Sales are less than $***, royalties otherwise payable by Licensee on Net Sales of Product shall be reduced on a country-by-country basis to the following rates at any such time where aggregate sales in such country of Bioequivalent Products (excluding any sales by Licensee, or its Affiliates and any sales of Product by Licensee’s sublicensees), measured over the applicable *** equal to or exceed the following percentage unit sales volume for the Product in such *** in such country:

Percentage Unit Sales Volume of Bioequivalent Product	Royalty Rate
Equal or exceeding ***percent (***%)	*	**%
Equal or exceeding *** percent (***%)	*	**%
Equal or exceeding *** percent (***%)	*	**%
Equal or exceeding *** percent (***%)	*	**%
Greater than *** percent (***%)	*	**%

9.7 Taxes and Withholding.

9.7.1 Royalty Withholding Taxes. Any income or other taxes which Licensee is required by Law to pay or withhold on behalf of Immunomedics with respect to any payments of royalties payable to Immunomedics pursuant to Section 9.3 shall be deducted from the amount of such payments due, and paid or withheld, as appropriate, by Licensee on behalf of Immunomedics. Any such tax required by applicable Law to be paid or withheld shall be an expense of, and borne solely by, Immunomedics. Licensee shall furnish Immunomedics with reasonable evidence of such payment or amount withheld, in electronic or written form, as soon as practicable after such payment is made or such amount is withheld. The Parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable Law in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment. For clarity, amounts shall not be withheld on any other amounts payable by Licensee hereunder.

9.7.2 Value Added Tax. The amounts provided for in this Agreement are exclusive of any value added tax.

9.8 Currency Conversion. All payments to a Party hereunder shall be made in Dollars. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents, calculated using the arithmetic average of the spot rates on the close of

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business on the last business day of the previous ***. The “closing mid-point rates” found in the “dollar spot forward against the dollar” table published by The European Central Bank on their official website or any other publication agreed to by the Parties shall be used as the source of spot rates to calculate the average as set forth in the preceding sentence.

9.9 General Payment Procedures. With the exception of the Upfront Payment payable pursuant to Section 9.1 (***), the milestone payments payable pursuant to Section 9.2 and royalties payable pursuant to Section 9.3 or other amounts expressly payable in certain time frames set forth herein, Immunomedics shall invoice the Licensee for all amounts due to Immunomedics under this Agreement, and such payments shall be made within *** following the receipt by Licensee of an invoice from Immunomedics specifying the amount due.

9.10 Late Payments. Without limiting any other rights or remedies available to Immunomedics, if Immunomedics does not receive payment of any amount due to it on or before the due date, the Licensee shall pay to Immunomedics interest on any such amounts from and after the date such payments are due under this Agreement at a rate of *** percent (***%) *** or the maximum applicable legal rate, if less, calculated on the total number of days payment is delinquent.

9.11 Records; Audits. Licensee and its Affiliates shall keep, and Licensee shall require its sublicensees and subcontractors to keep, full, true and accurate records and books of account containing all particulars that may be necessary for the purpose of confirming the accuracy of, and calculating, as applicable, all royalties and other amounts payable to Immunomedics hereunder (including records of Net Sales), as well as the number and types of Details performed, the costs incurred by Licensee in connection with its Commercialization activities hereunder (including Advertisement and Promotion Costs) and any other records reasonably required to be maintained with respect to Licensee’s obligations under this Agreement, and each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of all amounts payable or otherwise reimbursable hereunder, in each case for a minimum period of *** or such longer period as required by applicable Law. Each Party shall have a right to request an audit of the other Party in order to confirm the accuracy of any of the foregoing (an “Audit”). Upon the written request by a Party (the “Auditing Party”) to Audit the other Party (the “Audited Party”), the Auditing Party shall have the right to engage an independent, internationally recognized, accounting firm to perform a review as is reasonably necessary to enable such accounting firm to calculate or otherwise confirm the accuracy of any of the foregoing for the calendar year(s) requested by the Auditing Party; provided that (i) such accountants shall be given access to, and shall be permitted to examine and copy such books and records of the Audited Party upon *** prior written notice to the Audited Party, and at all reasonable times on such business days, (ii) prior to any such examination taking place, such accountants shall enter into a confidentiality agreement with the Audited Party reasonably acceptable to the Audited Party in order to keep all information and data contained in such books and records strictly confidential and shall not disclose such information or copies of such books and records to any third person including the Auditing Party, but shall only use the same for the purpose of the reviews and/or calculations which they need to perform in order to determine

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any amounts being reviewed, and (iii) such accountants shall use reasonable efforts to minimize any disruption to the Audited Party’s business. The Audited Party shall make personnel available during regular business hours to answer queries on all such books and records required for the purpose of the Audit. The accountants shall deliver a copy of its findings to each of the Parties within *** *** of the completion of the review, and, in the absence of fraud or manifest error, the findings of such accountant shall be final and binding on each of the Parties. Any underpayments by a Party shall be paid to the other Party within *** of notification of the results of such inspection plus interest at the rate specified in Section 9.10. Any overpayments made by a Party shall be refunded by the other Party within *** of notification of the results of such inspection. The cost of the accountant shall be the responsibility of the Auditing Party unless the accountants calculation shows that the actual royalties payable, Net Sales, number of Details, and/or any such other amount Audited hereunder to be different, by more than *** percent (***%), of the amounts as previously calculated by the Audited Party.

ARTICLE 10

INTELLECTUAL PROPERTY MATTERS

10.1 Ownership of Intellectual Property.

10.1.1 General. Subject to the provisions of this Section 10.1 and except as expressly set forth otherwise in this Agreement, (i) Immunomedics ***and it ***and it ***and*** *** by the Parties. Each Party shall promptly disclose to the other Party all Inventions made by it during the Term. The determination of inventorship for Inventions shall be made in accordance with the patent Laws of the United States (Title 35, United States Code) or in accordance with the applicable Laws relating to inventorship in the country in which such Invention is made if required by the laws of such country.

10.1.2 Employees, Sublicensees and Agents. Each Party will require all of its and its Affiliates’ employees to assign all Inventions that are developed, made or conceived by such employees according to the ownership principles described in Section 10.1.1. Each Party will require any sublicensees, agents or independent contractors performing an activity pursuant to this Agreement to assign to such Party all Inventions that are developed, made or conceived by such agents or independent contractors to Immunomedics and/or Licensee according to the ownership principles described in Section 10.1.1.

10.2 Disclosures; Disputes Regarding Inventions. Each Party shall, before filing a new patent application (including provisionals and continuations-in-part) claiming an Immunomedics Invention or a Licensee Invention, as applicable, promptly disclose such Invention to the other Party and shall provide the other Party with a copy of the proposed patent application at least *** before filing such application or such shorter time as may be required to preserve Patent rights, including the avoidance of a statutory bar. If the non-filing Party believes that the filing Party’s proposed patent application discloses an Invention or Confidential Information of the non-filing Party, the non-filing Party shall so notify the filing Party within such *** after receipt thereof, and the filing Party shall amend its

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proposed application to comply with the confidentiality provisions of this Agreement. If the Parties are in agreement as to the designation of the Invention as Immunomedics Invention or Licensee Invention, as applicable, they can continue as set forth in Section 10.3. If the Parties disagree as to whether an Invention is an ***or*** and are unable to reach agreement within *** after commencing discussions, then the provisions of ARTICLE 17 shall apply to such dispute.

10.3 Patent Filings.

10.3.1 Immunomedics Responsibilities. Immunomedics shall be responsible, using its in-house patent counsel or outside patent counsel selected by Immunomedics, for the preparation, prosecution (including, without limitation, any interferences, reissue proceedings and reexaminations) and maintenance of the Immunomedics Patents. Immunomedics shall provide Licensee with annual updates of the filing, prosecution and maintenance status for each of the Immunomedics Patents that are not Core Immunomedics Patents.

10.3.2 Immunomedics Patent Cooperation Responsibilities for Core Immunomedics Patents.

(a) Immunomedics shall provide Licensee with copies of any written submissions to patent counsel, patent agent, or patent office pertaining to the Core Immunomedics Patents with reasonable opportunity to provide comments to any such submission. Immunomedics (and its patent counsel) shall give reasonable consideration to any comments concerning the preparation, filing, prosecution and maintenance thereof. Licensee may request in writing that certain preparation, prosecution and/or maintenance activities either be undertaken in addition or to be halted or not pursued and if so, Immunomedics shall give good faith consideration to said requests, and Licensee shall reimburse Immunomedics for all costs and expenses incurred by Immunomedics as a result of such requests. It shall be understood that Immunomedics shall not be acting in the role of an attorney representing Licensee.

(b) The obligations of Immunomedics as set forth in this Section 10.3.2 are subject to the condition that Immunomedics shall not be obligated to take any action with respect to any Core Immunomedics Patent to the extent such action would, in Immunomedics’ reasonable belief, have a material adverse effect on the intellectual property rights of Immunomedics.

(c) *** associated therewith and except as otherwise set in this Section 10.3.2, ***. Immunomedics estimates ***, prosecution and maintenance of the Core Immunomedics Patents and related activities for the period from ***through*** to be $***. Thereafter, Immunomedics shall prepare a *** *** mutually agreed in connection with mutual agreement to modify the list of Core Immunomedics Patents in accordance with Section 10.3.4(a). *** by Immunomedics other than pursuant to such mutual agreement shall be subject to the prior written consent of Licensee, such consent not to be unreasonably withheld. If, during any period covered by a *** incurred by Immunomedics with respect to the preparation, prosecution and maintenance of the Core

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Immunomedics Patents in that period *** for that period by more than *** percent (***%), or if Immunomedics wishes to conduct any activities other than those contained within *** or to any additional activities to accommodate such ***or additional activities, and shall also explain to Licensee why these *** were not anticipated at the time the original ***. Licensee’s approval to the amendment shall not be unreasonably withheld provided ***. Licensee shall be responsible for *** with respect to those activities contained within the approved ***, provided that should such *** for that period plus *** percent (***%), Licensee may request certain activities (as identified by Licensee) be halted or not pursued as provided below. If in any annual (or, if different, initial) period, the *** by Immunomedics with respect to those activities contained *** exceed the *** that period by more than *** percent (***%), Licensee may request in writing that certain of such preparation, prosecution and/or maintenance activities be halted or not pursued and, if so: (a) Licensee *** with respect to such requested activities, and (b) Immunomedics shall have the right, but not the obligation, to halt or not pursue such activities pursuant to the request (it being understood that if Immunomedics chooses to continue or pursue such activities, such activities shall not be subject to reimbursement hereunder as of the date of such request). Licensee shall *** for which Licensee is responsible pursuant to this Section 10.3.2 to Immunomedics within *** after receipt of an invoice and supporting documentation therefore from Immunomedics. In the event that during the Term, Immunomedics grants any rights or licenses under the Core Immunomedics Patents in the Oncology Field to a Third Party, then as of the effective date of the grant of such right or license, Licensee shall *** Immunomedics only *** percent (***%) of all such ***.

10.3.3 Patent Abandonment. In no event will Immunomedics permit any of the Core Immunomedics Patents to be abandoned in any country in the Territory without Licensee first being given an opportunity to assume full responsibility for the continued prosecution and maintenance of such Core Immunomedics Patents. In the event that Immunomedics decides not to continue the prosecution or maintenance of a patent application or patent within such Core Immunomedics Patents in any country, Immunomedics shall provide Licensee with written notice of this decision at least *** prior to any pending lapse or abandonment thereof (and Immunomedics shall not be deemed to have breached any of its other obligations set forth in Section 10.3). In such event, Immunomedics shall provide Licensee with an opportunity to assume responsibility for the further prosecution and maintenance of such patent application and any patent issuing thereon. In the event that Licensee provides notice of its desire to assume responsibility for such prosecution and maintenance, Immunomedics shall promptly transfer the responsibility for such prosecution and maintenance of such patent applications and patents to patent counsel selected by Licensee (provided that for clarity, such patent applications and patents shall remain in the name of Immunomedics (or its designee)).

10.3.4 Updates to Immunomedics Patents.

(a) Updates to Core Immunomedics Patents. The Parties acknowledge that the Core Immunomedics Patents listed on Part A of Exhibit A, may be updated from time to time, after good faith discussion and upon mutual agreement between

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the Parties to add Immunomedics Patents specifically covering the Product in the Field or otherwise specifically providing exclusivity for the Product in the Field. If the Parties fail to agree on an update such update of Part A of Exhibit A, the dispute resolution process set forth in Section 9.3.3 shall apply.

(b) Updates to Immunomedics Patents Other than Core Immunomedics Patents. The Parties acknowledge that Immunomedics Patents that are not Core Immunomedics Patents and which are listed on Part B of Exhibit A may be updated from time to time. In the event that a Patent covering any Immunomedics Invention issues during the Term, Immunomedics shall provide written notice to Licensee regarding the issuance of such Patent. ***in writing, in its sole discretion, in the event Licensee wishes to ***shall be deemed to be an ***

10.3.5 Licensee Responsibilities. Licensee shall be responsible, using its in-house patent counsel or outside patent counsel selected by Licensee for the preparation, prosecution (including, without limitation, any interferences, reissue proceedings and reexaminations) and maintenance of Licensee Patents. Licensee shall bear all relevant costs associated therewith. Licensee shall consult with and cooperate with Immunomedics with respect to the preparation, prosecution and maintenance of the Licensee Patents in advance of taking any action with respect thereto. Licensee shall provide to Immunomedics copies of any papers relating to the filing, prosecution or maintenance of the Licensee Patents promptly upon their being filed or received. Licensee shall provide periodic updates to Immunomedics (on an annual basis) regarding the status of the Licensee Patents.

10.3.6 Patent Abandonment. In no event will Licensee permit any of the Licensee Patents to be abandoned in any country in the Territory without Immunomedics first being given an opportunity to assume full responsibility for the continued prosecution and maintenance of such Licensee Patents. In the event that Licensee decides not to continue the prosecution or maintenance of a patent application or patent within the Licensee Patents in any country, Licensee shall provide Immunomedics with written notice of this decision at least *** prior to any pending lapse or abandonment thereof. In such event, Licensee shall provide Immunomedics with an opportunity to assume responsibility for the further prosecution and maintenance of such patent application and any patent issuing thereon. In the event that Immunomedics provides notice of its desire to assume responsibility for such prosecution and maintenance, Licensee shall promptly transfer the responsibility for such prosecution and maintenance of such patent applications and patents to patent counsel selected by Immunomedics.

10.4 Joint Responsibilities. With respect to Joint Collaboration Patents, the Parties after good faith discussion and upon mutual agreement shall designate one Party to be responsible for the preparation, prosecution (including, without limitation, any interferences, reissue proceedings and reexaminations) and maintenance of Joint Collaboration Patents. Such decision shall be made on Joint Collaboration Patent-by-Joint Collaboration Patent basis, based upon which Party is better informed with respect the subject matter claimed by such Joint Collaboration Patent. The responsible Party shall be known as the “Lead Prosecuting Party”. All relevant costs associated therewith shall be equally shared by the Parties.

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10.4.1 Lead Prosecuting Party. The Lead Prosecuting Party shall consult with and cooperate with the other Party with respect to the preparation, prosecution and maintenance of the Joint Collaboration Patents in advance of taking any action with respect thereto. To the extent practicable, the Lead Prosecuting Party shall provide the other Party with drafts of any documents and other correspondence to be submitted to any patent counsel, patent agent, or patent office pertaining to the Joint Collaboration Patents, sufficiently in advance of submission so that the other Party may review and comment on such documents or other correspondence and have a reasonable opportunity to influence the substance of such submissions. Additionally, the Lead Prosecuting Party shall provide periodic updates to the other Party (on an annual basis) regarding the status of the Licensee Collaboration Patents. Each Party shall cooperate with the other Party to provide all reasonable assistance and take all actions reasonably requested by the other Party that are necessary for the preparation, prosecution (including, without limitation, any interferences, reissue proceedings and reexaminations) and maintenance of Joint Collaboration Patents. Additionally, the other Party may request that the Lead Prosecuting Party (i) prepare and prosecute certain parts of pending patent applications, e.g., divisional applications of Joint Collaboration Patents that or (ii) cease or not pursue the prosecution of certain parts of pending patent applications and, upon such request by the other Party, the Lead Prosecuting Party (and its patent counsel) shall consider such request in good faith.

10.4.2 Patent Abandonment. In no event will the Lead Prosecuting Party permit any of the Joint Collaboration Patents to be abandoned in any country in the Territory without the other Party first being given an opportunity to assume full responsibility for the continued prosecution and maintenance of such Joint Collaboration Patents. In the event that the Lead Prosecuting Party decides not to continue the prosecution or maintenance of a patent application or patent within the Joint Collaboration Patents in any country, the Lead Prosecuting Party shall provide the other Party with written notice of this decision at least *** prior to any pending lapse or abandonment thereof. In such event, the Lead Prosecuting Party shall provide the other Party with an opportunity to assume responsibility for the further prosecution and maintenance of such Joint Collaboration Patents. In the event that the other Party provides notice of its desire to assume responsibility for such prosecution and maintenance, the Lead Prosecuting Party shall promptly transfer the responsibility for such prosecution and maintenance of such patent applications and patents to patent counsel selected by the other Party.

10.4.3 Cooperation. The Parties agree to cooperate in the preparation, filing, prosecution and maintenance of all Patents under this Section 10.3, including obtaining and executing necessary powers of attorney and assignments by the named inventors, providing relevant technical reports to the filing Party concerning the Invention disclosed in such Patent, obtaining execution of such other documents which are needed in the filing and prosecution of such Patent, and, as requested by a Party, updating each other regarding the status of such Patent, and shall cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patents.

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10.5 Enforcement and Defense of Patents.

10.5.1 Infringement of Third Party Patents. Immunomedics and Licensee shall each promptly, but in any event no later than *** after receipt of notice of such action, notify the other in writing if either Party, or any of their respective Affiliates or sublicensees, shall be individually named as a defendant in a legal proceeding by a Third Party alleging infringement of a patent or other intellectual property right of such Third Party as a result of the Development, Manufacture, use or Commercialization of the Product hereunder for sale in the Field in the Territory (each, an “Infringement Claim”). With respect to any Infringement Claim, the Parties shall attempt to negotiate in good faith a resolution with respect thereto. If the Parties cannot settle such Infringement Claim with the appropriate Third Parties (to the reasonable satisfaction of each of the Parties hereunder) within *** after the receipt of the notice of such action, then the following applies:

(a) In the event that such Infringement Claim is brought against Licensee with respect to the Product in the Field, then Licensee (or its designee) shall be deemed to be the “Controlling Party” for purposes of such Infringement Claim. In the event that such Infringement Claim is brought against Immunomedics in respect of the Product in the Oncology Field, then Immunomedics (or its designee) shall be deemed to be the “Controlling Party”. The Controlling Party shall assume sole control of the defense of any such Infringement Claim at its sole cost and expense. The Controlling Party will have the exclusive right to settle any Infringement Claim without the consent of the other Party, unless such settlement shall have a material adverse impact the intellectual property of the other Party. For purposes of this Section, any settlement that would involve the waiver of rights (including rights to receive payments) of such other Party shall require the consent of such other Party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the non-Controlling Party shall have the right to be represented by its own counsel at its own expense.

(b) If a Party shall become engaged in or participate in any suit described in this Section 10.5.1(a), the other Party shall cooperate, and shall cause its and its Affiliates’ employees to cooperate, with such Party in all reasonable respects in connection therewith, including giving testimony and producing documents lawfully requested, and using its reasonable efforts to make available to the other, at no cost to the other, such employees who may be helpful with respect to such suit, investigation, claim, interference or other proceeding.

10.6 Enforcement of Immunomedics Patents, Licensee Patents and Joint Collaboration Patents Against Infringers.

10.6.1 Enforcement of Core Immunomedics Patents and Licensee Patents. In the event that either Party becomes aware of a suspected infringement of any Core Immunomedics Patents or Licensee Patents, or any such Core Immunomedics Patents or Licensee Patents is challenged in any action or proceeding, i.e., declaratory non-infringement action (other than any interferences, reissue proceedings, opposition or reexaminations, which are addressed in Section 10.3.1), in any such case with respect to

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activities or subject matter that concerns the Field in the Territory, such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. ***shall have the***to***any***or***or to ***with respect to ***and***subject to the following and other terms of this Agreement***or***such***or***provided, that ***shall at***of the ***thereof and shall ***with***in connection therewith). ***shall***in any such ***being ***or ***if so ***and shall ***or*** if ***by ***or ***by*** shall *** ***with respect to *** by ***in providing such***shall have the ***and ***in any ***by ***at *** Notwithstanding the forgoing, Licensee shall not settle or compromise any such action or proceeding without the prior written consent of Immunomedics, such consent not to be unreasonably withheld. Immunomedics shall, upon Licensee’s request, grant to Licensee such rights under the Immunomedics Patents as may be necessary for Licensee to exercise its rights under this Section 10.6.1. In the event Licensee fails to defend any aforementioned action or proceeding or bring any aforementioned enforcement action (or settle any of the foregoing in accordance with this Agreement) within *** of the first notice with respect thereto given as required above, ***shall have the ***so at ***in ***and***shall provide ***to ***therewith (including by ***thereto)***shall ***with respect to***by ***in ***such *** Notwithstanding any of the foregoing, Immunomedics shall retain all, and Licensee shall have no, rights to enforce Immunomedics Patents with respect to infringement occurring in respect of products which are not Competitive Products (nor shall the first sentence of this Section 10.6.1 apply with respect to such infringement).

10.6.2 Enforcement of Immunomedics Patents (Other than Core Immunomedics Patents). In the event that either Party becomes aware of a suspected infringement of any Immunomedics Patent (other than a Core Immunomedics Patent), or any Immunomedics Patent (other than a Core Immunomedics Patent) is challenged in any action or proceeding, i.e., declaratory non-infringement action (other than any interferences, reissue proceedings, opposition or reexaminations, which are addressed in Section 10.3.1), in any such case with respect to activities or subject matter that concerns the Field in the Territory, such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. ***shall have the ***such***or ***or***with respect ***such***and ***or ***any*** or ***. Licensee shall reasonably assist Immunomedics in any such action or proceeding being defended or prosecuted if so requested, and shall *** by Immunomedics or required by applicable Law. Notwithstanding any of the foregoing, if such Immunomedics Patent is (i) abandoned or (ii) declared invalid or (iii) not enforced within due time to ensure preservation of any applicable legal requirement and in any event within a period of *** from becoming aware of the infringement, or such prosecution is not diligently pursued with ***, then such Patent shall not be considered a Patent having a Valid Claim with respect to the Royalty Term pursuant to Section 9.3.2 and with respect to royalties payable pursuant to Section 9.3.1.

10.6.3 Enforcement of Joint Collaboration Patents. In the event that either Party becomes aware of a suspected infringement of any Joint Collaboration Patents or any such Joint Collaboration Patents is challenged in any action or proceeding, i.e., declaratory non-infringement action (other than any interferences, reissue proceedings, opposition or reexaminations, which are addressed in Section 10.3.1), in any such case

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with respect to activities or subject matter that concerns the Field in the Territory, such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. If the Parties after good faith discussions decide to enforce the Joint Collaboration Patent, the Lead Prosecuting Party shall defend any such action or proceeding or bring an infringement action with respect to such infringement, in the name of both Parties. The Lead Prosecuting Party shall consult with and cooperate with the other Party in connection with defending any aforementioned action or proceeding or bringing any aforementioned enforcement action (or settling any of the foregoing in accordance with this Agreement). The other Party shall reasonably assist the Lead Prosecuting Party in any such action or proceeding. All relevant costs associated therewith shall be equally shared by the Parties.

10.6.4 Recoveries. In the event that either Party recovers any damages or other sums in such action, suit or proceeding brought under Section 10.6.1 or Section 10.6.3 or in settlement thereof, ***shall***all***by the Parties in connection therewith***If such ***all ***and***of ***shall be *** a***to the ***such***by***. If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be ***in***to the ***by***as a result of the ***.

10.6.5 Other Enforcement. Notwithstanding anything to the contrary contained herein, Immunomedics (or any of its Affiliates or their respective designees) shall have the sole right to enforce or defend (including any recoveries) in any action or proceeding or settlement any Immunomedics Patents regarding a claim or scope not exclusively licensed to Licensee hereunder or not solely related to activities or subject matter that concerns the treatment, palliation or prevention of autoimmune diseases in humans, and Licensee shall have no rights with respect thereto.

10.7 Patent Term Extensions. Immunomedics and Licensee shall cooperate in good faith in gaining Patent Term Extensions wherever applicable to the Immunomedics Patents, the Licensee Patents and the Joint Collaboration Patents in the Territory. In the event, the Parties cannot reach an agreement for which Immunomedics Patent(s), Licensee Patent(s) or Joint Collaboration Patent(s) to seek Patent Term Extensions for any particular compound, protein, composition, article, product, process or use such dispute will be resolved by the binding recommendation of patent counsel mutually agreed to by both Parties, such recommendation to be ordered within *** in the applicable country. Such patent counsel shall be unaffiliated with either Party and shall not have represented either Party at any time during the previous ***. ***such***. Notwithstanding the forgoing, Licensee shall not object to Immunomedics’ decision with respect to a Patent Term Extension, if Licensee cannot reasonably demonstrate that such decision would have a material adverse effect on the market exclusivity for the Product in the Field in the Territory (it being understood that an extension of the Royalty Term and, if applicable, the Post-Royalty Term, in and of itself shall not constitute such a material adverse effect). For the purpose of registering a Patent Term Extension for the Immunomedics Patent(s) or a Joint Collaboration Patent for which Immunomedics is the Lead Prosecuting Party, with respect to all applications for Regulatory Approvals for the Product in the Field in the Territory, Licensee shall provide Immunomedics with written notice of any expected Regulatory

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Approval at least *** prior to the expected date of Regulatory Approval thereof, as well as notice within *** of receiving each Regulatory Approval confirming the date of such Regulatory Approval. The cost of obtaining such patent term extensions shall be borne by Immunomedics with respect to all Immunomedics Patents, by Licensee with respect to Licensee Patents and equally with respect to the Joint Collaboration Patents.

10.8 Patent Marking. Licensee shall mark the Product marketed and sold by Licensee (or its Affiliate, sublicensee or distributor) hereunder with appropriate patent numbers or indicia if required by applicable Law, or if permissible under applicable Law unless impracticable.

10.9 Consequences of Patent Challenge.

10.9.1 Termination Rights. Immunomedics will be permitted to terminate this Agreement upon written notice to Licensee, effective upon receipt, if Licensee or any of its Affiliates, directly or indirectly (i) initiate or request an interference or opposition proceeding with respect to any Immunomedics Patent, (ii) make, file or maintain any claim, demand, lawsuit or cause of action to challenge the validity or enforceability of any Immunomedics Patent, or (iii) except as set forth in Section 10.7, oppose any extension of or the grant of a supplementary protection certificate with respect to, any Immunomedics Patent (each, a “Patent Challenge”).

10.9.2 Sublicense Agreements. Licensee will include provisions in all agreements granting sublicenses under Licensee’s rights hereunder providing that if the sublicensee or any of its Affiliates undertake a Patent Challenge, Licensee may terminate all sublicenses under the Immunomedics Patents granted to such sublicensee. If a sublicensee (or an Affiliate of such sublicensee) undertakes a Patent Challenge, then Licensee, within *** after receipt of notice thereof from Immunomedics, will terminate all sublicenses under the Immunomedics Patents granted to such sublicensee in the applicable sublicense agreement. If Licensee fails to so terminate such sublicenses, then Immunomedics may terminate this Agreement upon written notice to Licensee, effective upon receipt.

10.10 Third Party Rights. With respect to any Immunomedics Technology that is Controlled by Immunomedics but licensed to Immunomedics by a Third Party, the rights and obligations under this ARTICLE 10 shall apply if and to the extent permitted or authorized under the applicable license (or other grant) agreement and shall otherwise be subject and subordinate to the rights and obligations of that Third Party under the license (or other grant) agreement. In addition, prior to exercising any of its rights under this ARTICLE 10, at the request of Immunomedics, Licensee agrees to cooperate and coordinate in good faith with any Third Party to whom Immunomedics (or any of its Affiliates) grants any rights to obtain, maintain, prosecute, defend, enforce, or settle any matter related to any Immunomedics Technology for use outside the Field.

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ARTICLE 11

REPRESENTATIONS AND WARRANTIES

11.1 Mutual Representations and Warranties. Each Party hereby represents and warrants (as applicable) to the other Party as follows, as of the Execution Date:

11.1.1 Corporate Existence and Power. It is a company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

11.1.2 Authority and Binding Agreement. (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency or other similar laws and by general principles of equity.

11.1.3 No Conflicts. The execution, delivery and performance of this Agreement by it does not (i) conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound, or (ii) violate any Laws of any Governmental Authority having jurisdiction over it.

11.1.4 All Consents and Approvals Obtained. Except with respect to (a) Regulatory Approvals for the Development, Manufacturing or Commercialization of the Product or as otherwise described in this Agreement and approvals under the HSR Act (of the foreign equivalent thereof outside the U.S.), (i) all necessary consents, approvals and authorizations of, and (ii) all notices to, and filings by such Party with, all Governmental Authorities and other persons or entities required to be obtained or provided by such Party as of the Execution Date in connection with the execution, delivery and performance of this Agreement have been obtained and provided, except for those approvals, if any, not required at the time of execution of this Agreement.

11.2 Additional Representations and Warranties of Immunomedics. As used in this Section 11.2, “Best Knowledge” means, as applied to Immunomedics, that Immunomedics’ senior management is actually aware of a particular fact or other matter, without any duty of inquiry or investigation. Immunomedics represents and warrants to Licensee that, as of the Execution Date:

11.2.1 ***. All *** is *** and other than *** pursuant to ***, no ***other than ***with respect to ***by *** have any ***or *** to the ***. For all ***by***, the ***and*** to the ***have been *** and *** from ***.

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11.2.2 *** all Immunomedics Patents are in *** and all *** have been ***.

11.2.3 ***. All *** which are ***and *** for the Manufacture, Development or Commercialization of the Product in the Field in the Territory are set forth on Exhibit A.

11.2.4 *** ***there are no ***that would ***or *** of the Immunomedics Patents with respect to the sale of the Product in the Field in the Territory.

11.2.5 ***. ***, the *** of the Product in the Field in the Territory, ***by ***would not ***of an ***by a ***.

11.2.6 ***. *** the *** are *** in the Territory and the *** are *** in the Territory and *** or *** in the *** of the I*** ***which could ***such ***.

11.3 Additional Representations and Warranties of Licensee. Licensee hereby represents and warrants to Immunomedics that, as of the Execution Date:

11.3.1 Upfront Payment. Licensee has sufficient funds to make the Upfront Payment.

11.4 Additional Representations and Warranties of Immunomedics. Immunomedics hereby represents and warrants to Licensee that, as of the Execution Date:

11.4.1 Conduct until Execution Date. The Development and Manufacture of the Product in the Field has been conducted by Immunomedics, its Affiliates and subcontractors in compliance in all material respects with all applicable Laws.

11.4.2 Complete Information. Immunomedics has endeavored in good faith to furnish Licensee with all material information requested by Licensee concerning the quality, toxicity, safety and/or efficacy concerns that may materially impair the utility and/or safety of the Product.

11.5 Disclaimer. Licensee understands that the Product is the subject of ongoing clinical research and development and that Immunomedics cannot ensure the safety or usefulness of the Product. In addition, Immunomedics makes no warranties except as set forth in this ARTICLE 11 concerning the Immunomedics Technology.

11.6 No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

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ARTICLE 12

INDEMNIFICATION

12.1 Indemnification by Immunomedics. Immunomedics hereby agrees to save, defend and hold Licensee, its Affiliates, and their respective directors, officers, agents and employees harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions by a Third Party (each a “Third Party Claim”) resulting or otherwise arising from (a) any breach by Immunomedics of any of its representations, warranties, covenants or obligations pursuant to this Agreement and (b) the negligence or willful misconduct by Immunomedics or its Affiliates or their respective officers, directors and employees in performing any obligations under this Agreement; in each case except to the extent that such Losses are subject to indemnification by Licensee pursuant to Section 12.2.

12.2 Indemnification by Licensee. Licensee hereby agrees to save, defend and hold Immunomedics, its Affiliates, and their respective directors, agents and employees harmless from and against any and all Losses arising in connection with any and all Third Party Claims resulting or otherwise arising from (a) any breach by Licensee of any of its representations, warranties, covenants or obligations pursuant to this Agreement, (b) the negligence or willful misconduct by Licensee or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensees in performing any obligations under this Agreement, (c) any matter related to the Development, Manufacturing, handling, use, Packaging and Labeling or Commercialization of the Product by Licensee or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensees (including, for clarity any product liability Losses howsoever arising) and (d) the Promotional and Educational Materials, the Product packaging and labeling (including any insertion materials such as patient inserts, patient medication guides, and professional inserts and any other written, printed or graphic materials accompanying the Product, considered to be part of the finished packaged Product), Product pricing and reimbursement, or any acts or omissions of the Sales and Educational Representatives in promoting and selling the Product in the Territory; in each case except to the extent that such Losses are subject to indemnification by Immunomedics pursuant to Section 12.1.

12.3 Indemnification Procedures.

12.3.1 Notice of Claim. All indemnification claims in respect of any indemnitee seeking indemnity under Section 12.1 or 12.2, as applicable (collectively, the “Indemnitees” and each an “Indemnitee”) will be made solely by the corresponding Party (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses and any legal proceeding initiated by a Third Party against the Indemnified

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Party as to which the Indemnified Party intends to make a request for indemnification under Section 12.1 or 12.2, as applicable, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice which materially prejudices the defense of such proceeding. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). Together with the Indemnification Claim Notice, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim.

12.3.2 Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim subject to indemnification as provided for in Section 12.1 or 12.2, as applicable, by giving written notice to the Indemnified Party within ten (10) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel it selects, and such Indemnifying Party shall thereafter continue to defend such Third Party Claim in good faith. Should the Indemnifying Party assume the defense of a Third Party Claim (and continue to defend such Third Party Claim in good faith), the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim, unless the Indemnifying Party has failed to assume the defense and employ counsel in accordance with this Section 12.3.

12.3.3 Right to Participate in Defense. Without limiting Section 12.3.2, any Indemnitee will be entitled to participate in, the defense of a Third Party Claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (b) the Indemnifying Party has failed to assume the defense (or continue to defend such Third Party Claim in good faith) and employ counsel in accordance with this Section 12.3.3, in which case the Indemnified Party will be allowed to control the defense.

12.3.4 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its reasonable discretion, will deem appropriate (provided, however that such terms shall include a complete and unconditional release of the Indemnified Party from all liability with respect thereto), and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the time of the entry of judgment. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third

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Party Claim in accordance with Section 12.3.2, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s reasonable discretion). The Indemnifying Party that has assumed the defense of (and continues to defend) the Third Party Claim in accordance with Section 12.3.2 will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of such Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Third Party Claim in accordance with Section 12.3.2.

12.3.5 Cooperation. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party Claim. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket costs incurred in connection with such cooperation.

12.3.6 Expenses of the Indemnified Party. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim will be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

12.4 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1 OR 12.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 13. EXCEPT AS EXPRESSLY SET FORTH IN ANY REPRESENTATION OR WARRANTY IN ARTICLE 11, LICENSEE ACKNOWLEDGES AND AGREES THAT IMMUNOMEDICS HAS MADE NO REPRESENTATIONS OR

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WARRANTIES WITH RESPECT TO, AND LICENSEE SHALL HAVE NO CLAIM OR RIGHT (INCLUDING WITH RESPECT TO INDEMNIFICATION PURSUANT TO THIS ARTICLE 12 (OR OTHERWISE)) WITH RESPECT TO, ANY INFORMATION, DOCUMENTS OR MATERIALS FURNISHED TO OR FOR LICENSEE BY IMMUNOMEDICS, ANY OF ITS AFFILIATES, OR ANY OF ITS OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ADVISORS, INCLUDING ANY CONFIDENTIAL INFORMATION PACKAGE REGARDING THE PRODUCT PROVIDED TO LICENSEE AND ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO LICENSEE IN ANY “DATA ROOM”, MANAGEMENT PRESENTATION OR ANY OTHER FORM IN EXPECTATION OF THE TRANSACTION AND COLLABORATION CONTEMPLATED HEREBY.

12.5 Insurance. Licensee shall procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated at all times during which the Product is being clinically tested in human subjects or commercially distributed or sold by or on behalf of Licensee pursuant to this Agreement, and the insurance coverage shall in no event be less than (a) prior to the First Commercial Sale of a Product in the Territory, $*** per loss occurrence and $*** in the aggregate, and (b) after such First Commercial Sale in the Territory, $*** per loss occurrence and $*** in the aggregate. It is understood that such insurance shall not be construed to create a limit of Licensee’s liability with respect to its indemnification obligations under this ARTICLE 12. Licensee shall provide Immunomedics with written evidence of such insurance upon request. Licensee shall provide Immunomedics with written notice at least *** prior to the cancellation, nonrenewal or material change in such insurance or self-insurance which materially adversely affects the rights of the Immunomedics hereunder.

ARTICLE 13

CONFIDENTIALITY

13.1 Confidential Information. As used in this Agreement, the term “Confidential Information” means all information, whether it be written or oral, including all production schedules, lines of products, volumes of business, processes, new product developments, product designs, formulae, technical information, laboratory data, clinical data, patent information, know-how, trade secrets, financial and strategic information, marketing and promotional information and data, and other material relating to any products, projects or processes of one Party (the “Disclosing Party”) that is provided to, or otherwise obtained by, the other Party (the “Receiving Party”) in connection with this Agreement (including information exchanged prior to the date hereof in connection with the transactions set forth in this Agreement, including any information disclosed by either Party pursuant to the Confidential Information Agreement between the Parties dated August 9, 2007). Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:

(a) were already known to the Receiving Party (other than under an obligation of confidentiality at the time of disclosure by the Disclosing Party, to the extent such Receiving Party has documentary evidence to that effect;

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(b) were generally available to the public or otherwise part of the public domain at the time of disclosure thereof to the Receiving Party;

(c) became generally available to the public or otherwise part of the public domain after disclosure or development thereof, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

(d) were disclosed to a Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e) were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party, to the extent such Receiving Party has documentary evidence to that effect.

13.2 Confidentiality Obligations. Each of Licensee and Immunomedics shall keep all Confidential Information received from or on behalf of the other Party with the same degree of care it maintains the confidentiality of its own Confidential Information, but in all cases no less than a reasonable degree of care. Neither Party shall use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other person or entity other than to such of its and its Affiliates’ directors, managers, employees, independent contractors, agents, investors or potential investors or consultants who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement; provided, however, that a Receiving Party shall advise any of its and its Affiliates’ directors, managers, employees, independent contractors, agents, investors and potential investors or consultants who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure (including, in the case of a Third Party, by means of a written agreement with such Third Party having terms at least as protective as those contained in this ARTICLE 13) that all such directors, managers, employees, independent contractors, agents or consultants comply with such obligations. Upon termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the possession of the Receiving Party or its directors, managers, employees, independent contractors, agents or consultants, except that the Receiving Party may keep one copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this ARTICLE 13. It is understood that receipt of Confidential Information under this Agreement will not limit the Receiving Party from assigning its employees to any particular job or task in any way it may choose, subject to the terms and conditions of this Agreement.

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13.3 Permitted Disclosure and Use. Except as set out in Section 13.2, either Party may disclose Confidential Information belonging to the other Party only to the extent such disclosure is reasonably necessary to: (a) comply with or enforce any of the provisions of this Agreement; and (b) comply with applicable Law. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 13.3, such Party shall give reasonable advance written notice of such disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information, including seeking a protective order or other appropriate remedy.

13.4 Notification. The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information, and will cooperate with the Disclosing Party in any reasonably requested fashion to assist the Disclosing Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.

13.5 Publicity; Filing of this Agreement. The press release to be issued by Immunomedics in connection with the transactions is set forth on Part A of Exhibit C and the press release to be issued by Licensee in connection with the transactions is set forth on Part B of Exhibit C. Except as otherwise provided in this Section 13.5, each Party shall maintain the confidentiality of all provisions of this Agreement, and without the prior written consent of the other Party, which consent shall not be unreasonably withheld, neither Party nor its respective Affiliates shall make any press release or other public announcement of or otherwise disclose the provisions of this Agreement to any Third Party, except for: (i) disclosure to those of its directors, officers, employees, accountants, attorneys, advisors and agents, investors or potential investors whose duties reasonably require them to have access to this Agreement, provided that such directors, officers, employees, accountants, attorneys and agents are required to maintain the confidentiality of this Agreement; (ii) disclosures required by NASDAQ regulation or any listing agreement with a national securities exchange, in which case the disclosing Party shall provide the nondisclosing Party with at least 48 hours’ notice unless otherwise not practicable, but in any event no later than the time the disclosure required by such NASDAQ regulation or listing agreement is made; (iii) disclosures as may be required by applicable Law, in which case the disclosing Party shall provide the nondisclosing Party with prompt advance notice of such disclosure and cooperate with the nondisclosing Party to seek a protective order or other appropriate remedy, including a request for confidential treatment in the case of a filing with the Securities and Exchange Commission; (iv) the report on Form 8-K, which may be filed by either Party or an Affiliate of either Party setting forth the press release referred to above, and/or this Agreement in redacted form, (v) disclosures that are consistent with or complementary to those described in clause (iv) but which do not contain any Confidential Information of the other Party; and (vi) other disclosures for which consent has previously been given. A Party may publicly disclose without regard to the preceding requirements of this Section 13.5 any information that was previously publicly disclosed pursuant to this Section 13.5.

13.6 Publication. Each Party shall submit copies of each proposed academic, scientific, medical and other publication or presentation that contains or refers to Inventions,

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know-how or other information, or Patents Controlled by the other Party and that relates to the Product or any research or Development activities relating to the Product as well as post approval development of the Product under this Agreement, to the other Party at least *** in advance of submitting such proposed publication or presentation to a publisher or other Third Party. Such other Party shall have the right to review, comment on and approve each such proposed publication or presentation for accuracy and to ascertain whether such Party’s Confidential Information is being inappropriately utilized and/or released. The non-publishing Party shall have the right to remove any of its Confidential Information prior to submission for publication or presentation. The publishing Party shall redact or otherwise modify the proposed publication or presentation to remove any such Confidential Information of the other Party. In addition, in the event that the document includes data, information or material generated by a Party’s scientists, and professional standards for authorship would be consistent with including such Party’s scientists as co-authors of the document, the names of such scientists will be included as co-authors. A Party may publicly disclose without regard to the preceding requirements of this Section 13.6 any information that was previously disclosed in a public disclosure that was in compliance with such requirements.

13.7 Use of Names. Except as otherwise set forth in this Agreement, neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent shall not be unreasonably withheld; provided, however, that subject to Section 13.5, either Party may use the name of the other Party in any document filed with any regulatory agency or Governmental Authority, including the FDA, EMEA and the Securities and Exchange Commission.

13.8 Survival. The obligations and prohibitions contained in this ARTICLE 13 as they apply to Confidential Information, shall survive the expiration or termination of this Agreement for a period of ***.

ARTICLE 14

TERM AND TERMINATION

14.1 Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this ARTICLE 14, shall remain in effect, on country-by-country basis, until the expiration of the Royalty Term and, if applicable, the Post-Royalty Term, in such country in the Territory (the “Term”).

14.2 Termination for Breach. Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in the event that the other Party (the “Breaching Party”) shall have materially breached or defaulted in the performance of any of its obligations. The Breaching Party shall have *** (*** in the event of non-payment) after written notice thereof was provided to the Breaching Party by the non-breaching Party, to remedy such default. Any such termination shall become effective at the end of such *** period (*** period for non-payment) unless the Breaching Party has cured any such breach or default prior to the expiration of such *** period (*** period for non-payment).

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14.3 Termination as a Result of Bankruptcy. Each Party shall have the right to terminate this Agreement upon written notice as a result of the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, that such termination shall be effective only if such proceeding is not dismissed within *** after the filing thereof.

14.4 Termination by Immunomedics.

14.4.1 Competitive Products. Immunomedics may *** *** prior written notice to Licensee in the event Licensee (or any of its Affiliates), either itself or with a Third Party, *** (except with respect to the Development and Commercialization activities hereunder), provided however, with respect to any country other than a Major Market Country, *** *** period to Immunomedics to end *** as soon as reasonably possible, but in any event no later than *** after such statement.

14.4.2 Patent Challenge. Immunomedics may terminate this Agreement pursuant to the provisions of Section 10.9.

14.5 Termination by Licensee at Will. Licensee may terminate this Agreement it its entirety, for any reason or no reason by written notice to Immunomedics effective upon one hundred eighty (180) days from the date of receipt of the notice by Immunomedics, provided that Licensee may not terminate this Agreement in accordance with this Section 14.5 until after eighteen (18) months of the Effective Date.

ARTICLE 15

EFFECTS OF TERMINATION

15.1 Termination by Immunomedics. Without limiting any other legal or equitable remedies that a Party may have, if this Agreement is terminated by Immunomedics in accordance with Sections 14.2, 14.3 or 14.4 or if this Agreement is terminated by Licensee in accordance with Section 14.5, then the following provisions shall apply:

15.1.1 Termination of Licenses. All rights and licenses granted to Licensee hereunder shall immediately terminate and be of no further force and effect and Licensee shall cease Developing, Manufacturing and Commercializing the Product (except as otherwise set forth in Section 15.1.4).

15.1.2 Assignments. Licensee will promptly, in each case within *** after receipt of Immunomedics’ request, and at no cost to Immunomedics:

(a) assign to Immunomedics all of Licensee’s right, title and interest in and to any agreements (or portions thereof) between Licensee and Third Parties that that relate to the Development, Manufacturing or Commercialization of the Product in any country for which such termination is effective;

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(b) assign to Immunomedics all of Licensee’s right, title and interest in and to any (i) Promotional and Educational Materials and (ii) copyrights and trademarks (including any Product Trademarks and Product Trade Dress, but excluding any Licensee housemarks and corporate trademarks, names and logos of Licensee), including any goodwill associated therewith, any registrations and design patents for the foregoing and any Internet domain name registrations for such trademarks and slogans, all to the extent related to the Product in any country for which such termination is effective; provided, however in the event Immunomedics exercises such right to have assigned such Promotional and Educational Materials, Licensee shall grant, and hereby does grant, a royalty-free right and license to any housemarks, trademarks, names and logos of Licensee (not otherwise transferred pursuant to this clause (b)) contained therein for a period of *** in order use such Promotional and Educational Materials in connection with the Commercialization of the Product;

(c) assign to Immunomedics the management and continued performance of any clinical trials for the Product ongoing hereunder as of the effective date of such termination in any country for which such termination is effective, and Licensee shall be responsible (and shall reimburse Immunomedics for) any and all costs required to complete such clinical trials (provided that, at the request of either Party, the Parties may meet to discuss the payment of a cancellation fee by Licensee to Immunomedics in lieu of Licensee paying such costs to complete such clinical trials);

(d) transfer to Immunomedics all of Licensee’s right, title and interest in and to any and all New Licensee Development Data, regulatory filings, Regulatory Approvals, Regulatory Data and Regulatory Materials for the Product in any country for which such termination is effective;

(e) transfer to Immunomedics all of Licensee’s right, title and interest in and to any and all Commercialization Data Controlled by Licensee for the Product in any country for which such termination is effective; and

(f) provide copies of any other books, records, documents and instruments Controlled by Licensee to the extent related to the Product; provided, however that to the extent that any agreement or other asset described in this Section 15.1.2 is not assignable by Licensee, then such agreement or other asset will not be assigned, and upon the request of Immunomedics, Licensee will take such steps as may be necessary to allow Immunomedics to obtain and to enjoy the benefits of such agreement or other asset, without additional payment therefor, in the form of a license or other right to the extent Licensee has the right and ability to do so.

(g) grant to Immunomedics a non-exclusive, irrevocable, perpetual, fully paid up, royalty free, sublicenseable, transferable license under the Licensee Technology and Licensee’s interest in the Joint Collaboration Technology, to make, have made, sell, offer to sell, import and use the Product in the Field in the

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Territory. Immunomedics shall be liable for any royalties or other payments due and owing by Licensee to a Third Party as a result of Immunomedics’ exercise of the license granted in this Section 15.1.2.

For purposes of clarity, Immunomedics shall have the right to request that Licensee take any or all of the foregoing actions in whole or in part, or with respect to all or any portion of the assets set forth in the foregoing provisions.

15.1.3 Disclosure and Delivery. Licensee will promptly transfer to Immunomedics, at the sole cost of Licensee, copies of any physical embodiment of any know-how and other information Controlled by Licensee or any of its Affiliates, to the extent used in connection with the Development, Manufacture or Commercialization of the Product; such transfer shall be effected by the delivery of documents, to the extent such know-how and other information is embodied in documents, and to the extent that such know-how or other information is not fully embodied in documents, Licensee shall make its employees and agents who have knowledge of such know-how and other information, in addition to that embodied in documents, available to Immunomedics for interviews, demonstrations and training to effect such transfer in manner sufficient to enable Immunomedics to practice such know-how and other information.

15.1.4 Disposition of Inventory. Within *** following the effective date of such termination, at the option of Immunomedics, any inventory of the Product affected by such termination shall be delivered by Licensee to Immunomedics, and Licensee shall grant, and hereby does grant, a royalty-free right and license to any housemarks, trademarks, names and logos of Licensee contained therein for a period of *** in order to sell such inventory.

15.1.5 License. Licensee shall grant, and hereby does grant, to Immunomedics an exclusive, worldwide, irrevocable, perpetual, fully paid up, royalty free, sublicenseable, transferable license to the Product Trademark, the Product Trade Dress, Patents and technical information and know-how (including all biological, chemical, pharmacological, toxicological, clinical, assay and related know-how and trade secrets, and all manufacturing data, the specifications of ingredients, the manufacturing processes, specifications, sourcing information, assays, quality control and testing procedures, and related know-how and trade secrets) Controlled by Licensee or any of its Affiliates related to the Product for all uses in connection with the Product, including the research, development, manufacture, sale and other use thereof.

15.1.6 Disposition of Commercialization Related Materials. Licensee will promptly deliver to Immunomedics (in anonymous form to the extent prescribed by applicable data protection regulation) (a) a list identifying all wholesalers and other distributors involved in the Commercialization of the Product in the Territory as well as any customer lists related to the Commercialization of the Product in the Territory, (b) all Promotional and Educational Materials as well as any items bearing the Product Trademark and/or any trademarks or house marks otherwise associated with the Product or Immunomedics and (c) a copy of Licensee’s database containing the names and contact information for Specialists.

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15.2 Termination by Licensee. Without limiting any other legal or equitable remedies that a Party may have, if this Agreement is terminated by Licensee in accordance with Sections 14.2 or 14.3, then the following provisions shall apply:

15.2.1 Termination of Licenses. All rights and licenses granted to Licensee hereunder shall immediately terminate and be of no further force and effect and Licensee shall cease Developing, Manufacturing and Commercializing the Product (except as otherwise set forth in Section 15.2.4).

15.2.2 Assignments. Licensee will promptly, in each case within *** after receipt of Immunomedics’ request, and at no cost to Licensee other than as expressly set forth herein:

(a) assign to Immunomedics all of Licensee’s right, title and interest in and to any agreements (or portions thereof) between Licensee and Third Parties that that relate to the Development, Manufacturing or Commercialization of the Product in any country for which such termination is effective;

(b) assign to Immunomedics all of Licensee’s right, title and interest in and to any (i) Promotional and Educational Materials and (ii) copyrights and trademarks (including any Product Trademarks and Product Trade Dress, but excluding any Licensee housemarks and corporate trademarks, names and logos of Licensee), including any goodwill associated therewith, any registrations and design patents for the foregoing and any Internet domain name registrations for such trademarks and slogans, all to the extent related to the Product in any country for which such termination is effective; provided, however in the event Immunomedics exercises such right to have assigned such Promotional and Educational Materials, Licensee shall grant, and hereby does grant, a royalty-free right and license to any housemarks, trademarks, names and logos of Licensee (not otherwise transferred pursuant to this clause (b)) contained therein for a period of *** in order use such Promotional and Educational Materials in connection with the Commercialization of the Product;

(c) assign to Immunomedics the management and continued performance of any clinical trials for the Product ongoing hereunder as of the effective date of such termination in any country for which such termination is effective, and ***for any and all ***to ***;

(d) transfer to Immunomedics all of Licensee’s right, title and interest in and to any and all New Licensee Development Data, regulatory filings, Regulatory Approvals, Regulatory Data and Regulatory Materials for the Product in any country for which such termination is effective;

(e) transfer to Immunomedics all of Licensee’s right, title and interest in and to any and all Commercialization Data Controlled by Licensee for the Product in any country for which such termination is effective; and

(f) provide copies of any other books, records, documents and instruments Controlled by Licensee to the extent related to the Product; provided, however

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that to the extent that any agreement or other asset described in this Section 15.2.2 is not assignable by Licensee, then such agreement or other asset will not be assigned, and upon the request of Immunomedics, Licensee will take such steps as may be necessary to allow Immunomedics to obtain and to enjoy the benefits of such agreement or other asset, with reimbursement by Immunomedics of reasonable costs therefor, in the form of a license or other right to the extent Licensee has the right and ability to do so.

(g) grant to Immunomedics a non-exclusive, irrevocable, perpetual, fully paid up, royalty free, sublicenseable, transferable license under the Licensee Technology and Licensee’s interest in the Joint Collaboration Technology, to make, have made, sell, offer to sell, import and use the Product in the Field in the Territory. Immunomedics shall be liable for any royalties or other payments due and owing by Licensee to a Third Party as a result of Immunomedics’ exercise of the license granted in this Section 15.2.2.

For purposes of clarity, Immunomedics shall have the right to request that Licensee take any or all of the foregoing actions in whole or in part, or with respect to all or any portion of the assets set forth in the foregoing provisions.

15.2.3 Disclosure and Delivery. Licensee will promptly transfer to Immunomedics, at the sole cost of Immunomedics, copies of any physical embodiment of any know-how and other information Controlled by Licensee or any of its Affiliates, to the extent used in connection with the Development, Manufacture or Commercialization of the Product; such transfer shall be effected by the delivery of documents, to the extent such know-how and other information is embodied in documents, and to the extent that such know-how or other information is not fully embodied in documents, Licensee shall make its employees and agents who have knowledge of such know-how and other information, in addition to that embodied in documents, available to Immunomedics for interviews, demonstrations and training to effect such transfer in manner sufficient to enable Immunomedics to practice such know-how and other information, and Immunomedics shall bear all Out-of-Pocket Costs incurred by Licensee in connection with performing its obligations pursuant to this Section 15.2.3.

15.2.4 Disposition of Inventory. Within *** following the effective date of such termination, at the option of Licensee, any inventory of the Product affected by such termination shall be delivered by Licensee to Immunomedics, and upon the exercise of such option, Licensee shall grant, and hereby does grant, a royalty-free right and license to any housemarks, trademarks, names and logos of Licensee contained therein for a period of *** in order to sell such inventory. In the event that Licensee does not exercise its option in the foregoing sentence, Licensee shall promptly destroy any inventory of Product in Licensee’s possession or control, except for any samples Licensee may be required to retain by applicable Law.

15.2.5 License. Licensee shall grant, and hereby does grant, to Immunomedics an exclusive, worldwide, irrevocable, perpetual, fully paid up, royalty free, sublicenseable, transferable license to the Product Trademark, the Product Trade Dress, Patents and technical information and know-how (including all biological, chemical,

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pharmacological, toxicological, clinical, assay and related know-how and trade secrets, and all manufacturing data, the specifications of ingredients, the manufacturing processes, specifications, sourcing information, assays, quality control and testing procedures, and related know-how and trade secrets) Controlled by Licensee or any of its Affiliates related to the Product for all uses in connection with the Product, including the research, development, manufacture, sale and other use thereof.

15.2.6 Disposition of Commercialization Related Materials. Licensee will promptly deliver to Immunomedics (in anonymous form to the extent prescribed by applicable data protection regulation) (a) a list identifying all wholesalers and other distributors involved in the Commercialization of the Product in the Territory as well as any customer lists related to the Commercialization of the Product in the Territory, (b) all Promotional and Educational Materials as well as any items bearing the Product Trademark and/or any trademarks or house marks otherwise associated with the Product or Immunomedics and (c) a copy of Licensee’s database containing the names and contact information for Specialists.

15.3 Licenses Upon Expiration. Upon expiration of this Agreement pursuant to Section 14.1 with respect to a country in the Territory, Licensee will have a non-exclusive, fully paid, perpetual, royalty-free right and license under the Immunomedics Technology to Manufacture the Product in the Territory and to Develop and Commercialize the Product in the Field in the Territory.

15.4 Activities During Termination Notice Period. Each Party shall be required, at Immunomedics’ sole discretion, to perform all outstanding obligations of such Party under the then-current Development Plan and or Commercialization Plan until the effective date of such termination.

15.5 Transition Assistance. For a period of *** from and after the effective date of such termination, Licensee shall provide assistance, at no cost to Immunomedics, as may be reasonably necessary or useful for Immunomedics to commence or continue Developing, Manufacturing or Commercializing the Product in the Field in the Territory, to the extent Licensee is then performing or has performed such activities, including without limitation transferring or amending as appropriate, upon request of Immunomedics, any ongoing clinical studies, agreements or arrangements with Third Party suppliers or vendors to supply or sell the Products. To the extent that any contract between Licensee and a Third Party for the supply of Products is not assignable to Immunomedics, then Licensee shall reasonably cooperate with Immunomedics to arrange to continue to obtain such supply from such entity, and Licensee shall supply such Products to Immunomedics at Licensee’s actual purchase price for such one year period. In addition, to the extent that Licensee or its Affiliate is then manufacturing Products, Licensee shall continue to manufacture, and shall supply to Immunomedics, at Licensee’s actual manufacturing cost, such Products for Immunomedics’ use for a period of *** from and after the effective date of such termination in order to permit Immunomedics to establish sufficient manufacturing capacity for the Product in the Field.

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15.6 Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

15.7 Survival. Notwithstanding anything to the contrary contained herein, the following provisions shall survive any expiration or termination of this Agreement: Sections 2.5, 6.5.4, 9.10, 9.11, 10.1.1, 11.5, 12.1-12.3 (to the extent arising prior to expiration or termination), 12.4 and ARTICLE 13, ARTICLE 15, ARTICLE 17 and ARTICLE 18. Except as set forth in this Section 15.7 or otherwise expressly set forth herein, upon termination or expiration of this Agreement all other rights and obligations of the Parties shall cease.

ARTICLE 16

HSR ACT; EFFECTIVE DATE; STANDSTILL

16.1 HSR Act.

16.1.1 HSR Filing. Each of Licensee and Immunomedics shall, as promptly as practicable after the Execution Date, file or supply, or cause to be filed or supplied, all notifications and information required to be filed or supplied pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the transaction contemplated by this Agreement. Each of Licensee and Immunomedics shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. As promptly as practicable, Licensee and Immunomedics shall make, or cause to be made, all such other filings and submissions under laws, rules and regulations applicable to them, or to their Affiliates, as may be required for them to consummate the transaction contemplated hereby in accordance with the terms of this Agreement. Licensee and Immunomedics shall keep one another apprised of the status of any communications with, and inquiries or requests for additional information from, any governmental authority, including the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and shall comply promptly with any such inquiry or request. Licensee shall bear the costs of all filing fees under the HSR Act.

16.1.2 Cooperation. Licensee and Immunomedics agree to cooperate and to use their respective reasonable commercial efforts to obtain any government clearances or approvals required for consummation of this Agreement under the HSR Act, and to respond to any government requests for information under the HSR Act, and to contest and resist any action, including any legislative action, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this agreement under the HSR Act; provided however that neither Party shall be required to divest any material assets in connection with obtaining such HSR Act.

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16.2 Effective Date of this Agreement. Each of Licensee and Immunomedics agree that the obligations of the Parties under this Agreement shall not be effective until such time as the waiting period (and any extension thereof) applicable to the consummation of the Agreement under the HSR Act shall have expired or been terminated (the “Effective Date”); provided, that this ARTICLE 16 shall be effective, and the Parties shall perform their obligations hereunder, from and after the Execution Date. Either Party may terminate this Agreement at any time on or after October 31, 2008 if: (i) the Parties have failed to obtain all government clearances or approvals required for consummation of this Agreement under the HSR Act or which is otherwise required to consummate the transaction contemplated by this Agreement, or (ii) there is a final decree, judgment, injunction, order, or action (including any legislative, administrative, or judicial action) that restricts, prevents or prohibits the consummation of the transaction contemplated by this Agreement under the HSR Act or other applicable Law in the United States.

16.3 Purchases of Equity Securities. Upon the Effective Date and for a period lasting until the earlier of (a) the *** and (b) *** after the effective date of termination of this Agreement, except as permitted by Section 16.4, Licensee and its Affiliates will not (and will not assist or encourage others to) directly or indirectly in any manner, absent a request from, or prior consent of, Immunomedics:

16.3.1 acquire, offer or agree to acquire, or announce an intention to acquire, directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or interest in any securities of Immunomedics entitled to vote on the election of directors (“Voting Securities”) or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any Voting Securities of Immunomedics;

16.3.2 make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission (the “SEC”) promulgated pursuant to Section 14 of the Exchange Act) or seek to advise or influence any person with respect to the voting of any Voting Securities of Immunomedics; provided, however, that the prohibition in this Section 16.3.2 shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act as such Rule 14a-2 is in effect as of the Effective Date;

16.3.3 directly or indirectly make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving Immunomedics or its securities or assets or any subsidiary thereof, or of any successor to or person in control of Immunomedics or any of its businesses, or any assets of Immunomedics or any subsidiary or division thereof or of any such successor or controlling person;

16.3.4 form, join or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities of Immunomedics;

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16.3.5 acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise: (a) any of the assets, tangible or intangible, of Immunomedics, or (b) direct or indirect rights, warrants or options to acquire any assets of Immunomedics, except for such assets as are then being offered for sale by Immunomedics;

16.3.6 enter into any arrangement or understanding with others to do any of the actions restricted or prohibited under Section 16.3.1, 16.3.2, 16.3.3, 16.3.4 or 16.3.5

16.3.7 otherwise act in concert with others to seek to offer to Immunomedics or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with Immunomedics, or otherwise seek in concert with others to control, change or influence the management, board of directors or policies of Immunomedics ,or nominate any person as a director of Immunomedics who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of Immunomedics.

16.4 Exceptions for Purchasing Securities of Immunomedics.

16.4.1 The foregoing standstill provisions set forth in Sections 16.3.1 through 16.3.7 inclusive (the “Standstill Provisions”) shall not prohibit Licensee or its Affiliates from (a) any investment in any Voting Securities of Immunomedics by or on behalf of any pension or employee benefit plan or trust, provided that such investment is directed by independent trustees, administrators or employees, including (i) any direct or indirect interests in portfolio securities held by an investment company registered under the Investment Company Act of 1940, as amended, or (ii) interests in securities comprising part of a mutual fund or broad based, publicly traded market basket or index of stocks approved for such a plan or trust in which such plan or trust invests; (b) acquiring Voting Securities of Immunomedics held by a person acquired by Licensee on the date such person first entered into an agreement to be acquired by Licensee or acquired after such person was acquired by Licensee pursuant to an agreement requiring (but only to the extent requiring) such person to acquire such Voting Securities, which agreement was in effect on the date such person first entered into an agreement to be acquired by Licensee; or (c) acquiring any assets or securities of Immunomedics, as debtor, in a transaction subject to the approval of the United States Bankruptcy Court pursuant to proceedings under the United States Bankruptcy Code. Notwithstanding the foregoing Licensee shall not play an active role directly or indirectly or otherwise influence any of the decisions or actions described in, or related to, this Section 16.4.1.

16.4.2 Upon the occurrence of a Trigger Event (defined below) with respect to Immunomedics, Licensee shall cease to be bound by the Standstill Provisions. For purposes of this Agreement, (x) a “Trigger Event” shall occur with respect to Immunomedics if (i) Immunomedics shall have entered into or shall have publicly announced that it has entered into, an agreement in principle with a Third Party with respect to an Acquisition (defined below); or (ii) any person or group (defined in Section 13(d)(3) of the Exchange Act) shall have acquired or agreed or caused to be acquired, or commenced or announced an intention to commence a tender offer or an exchange offer to

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acquire, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of at least *** of the outstanding Voting Securities issued by Immunomedics or any rights or options to acquire such ownership, including from a Third Party; or (iii) any person or group shall have made an offer or proposal which if effected would result in an Acquisition of Immunomedics, which offer or proposal is made public and is not rejected or otherwise recommended against by Immunomedics within the shorter of (a) the relevant time period under applicable Law or (b) ***, in each case after such offer or proposal becomes public; and (y) “Acquisition” means, with respect to Immunomedics (i) a Business Combination Transaction, unless, following such Business Combination Transaction all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Voting Securities of Immunomedics immediately prior to such Business Combination Transaction beneficially own, directly or indirectly (including, without limitation, through one more holding companies or subsidiaries), more than *** of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination Transaction (including, without limitation, a corporation that as a result of such transaction owns Immunomedics or all or substantially all of Immunomedics’ assets either directly or through one or more subsidiaries); or (ii) the acquisition, directly or indirectly, by any person or group of beneficial ownership of at least *** of the outstanding Voting Securities of Immunomedics and (z) a “Business Combination Transaction” means, with respect to Immunomedics, the merger or consolidation of Immunomedics with, or the acquisition of Immunomedics by, a Third Party or any business unit of a Third Party.

16.4.3 Notwithstanding anything to the contrary contained in Sections 16.3 or 16.4, during the time period set forth in Section 16.3, Immunomedics agrees that, in the event it conducts an auction process for the sale of the company or substantially all of its assets, Licensee shall be afforded the opportunity to participate in such process on the same terms as other Third Parties invited to so participate, including with respect to the making available of information to, and the terms of confidentiality agreements entered into with, such Third Parties.

16.5 Non-Solicitation of Employees. During *** thereafter, neither Party shall actively solicit an employee of the other Party to leave the employment of that other Party and accept employment with the first Party.

ARTICLE 17

DISPUTE RESOLUTION

17.1 Disputes. The Parties recognize that, from time to time during the Term, disputes may arise as to certain matters which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this ARTICLE 17 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement.

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17.2 Arising Between the Parties. With respect to all disputes arising between the Parties hereunder, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within *** after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Chief Executive Officers of each of the Parties, or a designee from senior management with decision-making authority (the Chief Executive Officer or such designee, the “Executive Officer”) for attempted resolution by good-faith negotiations within *** after such notice is received.

17.3 Dispute Resolutions. If the Executive Officers are not able to resolve such dispute referred to them under Section 17.2 within such *** period, then such dispute shall be settled, solely and exclusively, by “pendulum arbitration”, meaning each Party shall prepare a written report setting forth its final position with respect to the substance of the dispute and the arbitrator shall select the position of either Immunomedics or Licensee. Such arbitration shall be held in accordance with the rules of the American Arbitration Association (“AAA”) then in effect, in New Jersey, by a single arbitrator mutually selected by both Parties from a list of those designated by the AAA, or if the Parties disagree, such arbitrator as is otherwise appointed by the AAA. The foregoing remedy shall be each Party’s sole and exclusive remedy with respect to the determination of any such dispute; provided however that a Party also may, without waiving any remedy under this Agreement, bring an action in court in New Jersey to seek from such court any injunctive or provisional relief necessary to protect the rights or property of that party pending the arbitration award, or to enforce an arbitration ruling issued pursuant to this Section 17.3 (and each Party hereby agrees to the jurisdiction of such courts and waives any objections as to the personal jurisdiction or venue of such courts). The expenses of any arbitration shall be borne equally by the Parties. In each case, the Parties and arbitrator shall use all diligent efforts to complete such arbitration within *** of appointment of the arbitrator.

17.4 Patent and Trademark Dispute Resolution. Notwithstanding anything to the contrary contained herein, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patent rights covering the manufacture, use or sale of any Product or of any trademark rights relating to any Product shall be submitted to a court of competent jurisdiction in the Territory in which such patent or trademark rights were granted or arose.

17.5 Injunctive Relief. Nothing herein may prevent either Party from seeking a preliminary injunction or temporary restraining order so as to prevent any Confidential Information from being disclosed in violation of this Agreement.

ARTICLE 18

MISCELLANEOUS

18.1 Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between

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the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, ***. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized representative of each Party.

18.2 Force Majeure. A Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party makes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, or storm or like catastrophe. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party.

18.3 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 18.3, and shall be deemed to have been given for all purposes (a) when delivered, if hand-delivered or sent by facsimile on a business day, (b) on the next business day if sent by a reputable international overnight courier service, or (c) five (5) business days after mailing, if mailed by first-class certified or registered airmail, postage prepaid, return receipt requested. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

If to Immunomedics:	Immunomedics, Inc. 300 American Road Morris Plains, New Jersey 07950 Attention: Chief Financial Officer Facsimile No. (973)- 605-8282

With a copy to:	Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, New Jersey 08540 Attn: Randall B. Sunberg Facsimile No. (609)- 919-6701

If to Licensee:	Nycomed GmbH Byk Gulden Str. 2 78467 Konstanz

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Attention: General Counsel Facsimile No.: +497531842982

With a copy to:	Nycomed International Management GmbH Leutschenbachstr. 958050 Zürich Att.: General Counsel Fax.: +41 445551350

18.4 No Strict Construction; Interpretation. This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

18.5 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that either Party may make such an assignment without the other Party’s consent to a successor to substantially all of the business of Immunomedics to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 18.5 shall be null, void and of no legal effect.

18.6 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to perform all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

18.7 Severability. If any one or more of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, such provision or provisions shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good-faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

18.8 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

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18.9 Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

18.10 English Language; Governing Law. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the ***, without giving effect to any choice of law principles that would require the application of the laws of a different state.

18.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date first written above.

NYCOMED GMBH		IMMUNOMEDICS, INC.

By:	/s/ Dr. A. Ullman	By:	/s/ Cynthia L. Sullivan
Name:	Dr. A. Ullman	Name:	Cynthia L. Sullivan
Title:	Executive Vice President, Research & Development	Title:	President & CEO

By:	/s/ Thomas Trah, Ph.D.
Name:	Thomas Trah, Ph.D.
Title:	Vice President Strategic Partnering

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Exhibit A

Immunomedics Patents

Part A- Core Immunomedics Patents

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Part B- Immunomedics Patents (other than Core Immunomedics Patents)

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Exhibit B

Transition Plan

Transition Plan

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Exhibit C

Press Releases

Part A- Immunomedics Press Release

Part B- Licensee Press Release

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Schedule 2.3.2

Excluded Third Party Manufacturers

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Schedule 4.3.2

Development Plan

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Schedule 4.10

Immunomedics R&D Activities Plan

High Concentration Veltuzumab - R&D activities to be completed by Immunomedics

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Schedule 7.3

Third Party Competitors

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Schedule 7.6.1

TERMS OF CO-PROMOTION AND DETAILING AGREEMENT

Sales Forces and Efforts. Each Party shall *** in an effort to *** and ***. In conducting Commercialization of the Product in the Field in ITP, each Party shall use *** and in compliance with all applicable Laws. No Party shall be required to undertake any activity under this Agreement which it believes, in good faith, may violate any applicable Laws or such guidelines.

Fulfillment of Responsibilities. Each Party shall use *** to fulfill all responsibilities assigned to it under the Commercialization Plan or under the Co-Promotion and Detailing Agreement. If the Parties agree that additional Detailing or other internal resources are necessary beyond those contemplated in the Commercialization Plan or the Co-Promotion and Detailing Agreement and if one Party is *** in *** of its ***, the Parties shall *** to such Party for its ***. Furthermore, no Party shall be required, without its consent, *** ***, *** or *** which are *** from those set forth in the Commercialization Plan or the Co-Promotion and Detailing Agreement.

Third Party Sales Force. ***shall be entitled to conduct *** in *** by *** the *** by a *** as a *** ***. If *** such *** it shall be solely responsible for the expenses of such sales representatives and their compliance with the Commercialization Plan and the Co-Promotion and Detailing Agreement, including without limitation, the training and monitoring thereof.

Detail Reports. *** shall provide *** ***of each *** a detailed report setting forth the types, number and targets of Details actually performed by *** in the in the U.S., and such report shall be subject to the audit by ***

Records. Both Parties shall keep accurate and complete records, consistent with internal standards as of the date hereof, of each Detail carried out by it under this Agreement and shall make such records available for inspection, review and audit by an independent certified public accountant appointed by the other Party and reasonably acceptable to such Party for the purpose of verifying the number of Details made by such Party for the Product in the Field in ITP. All costs and expenses incurred in connection with performing any such audit shall be paid by the Party performing such audit. Such accountants shall not reveal to the Party seeking verification the details of its review, except for such information as is required to be disclosed, and such information shall be subject to confidentiality obligations.

Compliance with Training Plan. Each Party, each at its own expense, shall comply with any training plan contained in any applicable Commercialization Plan or Co-Promotion and Detailing Agreement.

Meetings. If a Party organizes material Product-related meetings of its employees with respect to the Product in the Field in ITP (such as launch meetings or periodic briefings of its field force), it will make reasonable efforts to keep the Product-related portions of such meetings independent from other matters and to give the other Party advance notice of such meetings. If requested by the other Party, the Party organizing such meeting will permit representatives of the other Party to attend and participate in such meetings or such portions thereof which relate to the promotion of the Product in the Field in ITP.

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Coordination. As more fully set forth in the Co-Promotion and Detailing Agreement, the Parties shall coordinate on a local level the Detailing, contacts with wholesalers and retailers, targeting of managed care organizations and speaker/after-hours programs and related support activities.

Promotional and Educational Materials. Immunomedics will only use Promotional and Educational Materials and only conduct promotional activities for the Product in the Field in ITP which, in each case, has been approved by Licensee. All promotional activities conducted by Immunomedics shall be consistent with the Promotional and Educational Materials so approved. ***. Unless and until *** are *** by ***for *** or other ***, each Party shall maintain them as ***.

Samples. Each Party shall use samples strictly in accordance with the then current Commercialization Plan and shall distribute samples in full compliance with all applicable Laws, including the requirements of the Prescription Drug Marketing Act of 1987, as amended (the “PDM Act”). Each Party will maintain those records required by the PDM Act and all other Laws and shall allow representatives of the other Party to inspect such records on request. Each Party shall be responsible for the filing of any necessary reports to FDA in connection with the PDM Act, and a Party shall provide the other Party in a timely fashion with any necessary information in connection with such reporting under the PDM Act.

Control of Orders. *** shall have the sole right, at its discretion, to: (i) ***; (ii) ***; and (iii) ***.

Booking of Sales. *** shall be the Party *** of ***Products in the Field in ITP.

Labeling. *** shall have sole authority *** any *** for any *** in connection with the Products in the Field in ITP. *** shall be *** by ***with respect to the Product in the Field in ITP *** ***have been ***by***.

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Schedule 8.3

Forecast

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Schedule 8.4

Initial Supply Price

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